UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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INSPERITY, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Paul J. Sarvadi
Chairman of the Board
and Chief Executive Officer

April 19, 2018

Dear Fellow Stockholders:

On behalf of your Board of Directors and management, I am pleased to invite you to attend the Annual Meeting of Stockholders of Insperity, Inc. to be held in the Auditorium of Centre I of our Corporate Headquarters located at 19001 Crescent Springs Drive, Kingwood, Texas 77339, on May 23, 2018, at 3:00 p.m. Houston, Texas time.
Please carefully consider the information in the enclosed proxy statement regarding the proposals to be presented at the meeting. Our annual report on Form 10-K for the year ended December 31, 2017 is also enclosed.
It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please submit your proxy via the Internet or telephone or by completing and returning the enclosed proxy card or voting instruction card in the envelope provided. You may also attend and vote at the meeting by following the procedures that we have described in the proxy statement.
Thank you for your continued support and investment in our business. We look forward to seeing you at the meeting.
Sincerely,
Paul J. Sarvadi
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF INSPERITY, INC.
Date:    May 23, 2018

Time:    3:00 p.m. Houston, Texas time

Place:	The Auditorium in Centre I of our corporate headquarters at 19001 Crescent Springs Drive, Kingwood, Texas 77339

At the meeting, stockholders will consider and act upon the following matters:

1.	To elect two nominees to the Board of Directors;

2.	To cast an advisory vote to approve executive compensation (“say-on-pay” vote);

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

4.	To approve an amendment and restatement of our certificate of incorporation to increase the authorized shares of common stock.
Important Notice Regarding the Availability of Proxy Materials: A full set of all proxy materials for the Annual Meeting of Stockholders to be held on May 23, 2018 is enclosed with this Notice. Additionally, the Company’s proxy statement, most recent annual report on Form 10-K, and other proxy materials are available at www.insperity.com/annualmeeting.

Only stockholders of record at the close of business on April 3, 2018 are entitled to notice of, and to vote at, the meeting.

It is important that your shares be represented at the Annual Meeting of Stockholders regardless of whether you plan to attend. Therefore, please submit your proxy via the Internet or telephone or by completing and returning the enclosed proxy card or voting instruction card. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

By Order of the Board of Directors

Daniel D. Herink
Senior Vice President of Legal,
General Counsel and Secretary
April 19, 2018
Kingwood, Texas

INSPERITY, INC.
PROXY STATEMENT
Solicitation
The accompanying proxy is solicited by the Board of Directors, or Board, of Insperity, Inc., a Delaware corporation, for use at the 2018 Annual Meeting of Stockholders to be held on May 23, 2018, and at any reconvened meeting after an adjournment thereof. The 2018 Annual Meeting of Stockholders will be held at 3:00 p.m. (Houston, Texas time), in the Auditorium in Centre I of our corporate headquarters at 19001 Crescent Springs Drive, Kingwood, Texas 77339.
Voting Information
If your name is registered on our stockholder records as the owner of the shares, then you are the “stockholder of record” and you may vote in one of four ways:

•	by attending the meeting and voting in person;
•	by mail by signing, dating and returning your proxy in the envelope provided;
•	via the Internet at the address listed on your proxy card; or
•	by telephone using the toll-free number listed on your proxy card.
If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the availability of telephone and Internet voting will depend on the processes of your custodian. Therefore, if your shares are held in street name, we recommend that you follow the voting instructions on the form that you receive from your custodian. If your shares are held in street name and you do not give your custodian direction on how to vote your shares, then your custodian will not have discretion to vote your shares on matters presented at the meeting, other than Proposal 3. If you hold your shares in street name through a custodian, you are invited to attend the 2018 Annual Meeting of Stockholders, but you must obtain a signed proxy from your custodian in order to vote in person.
For stockholders of record, if you either return your signed proxy or submit your proxy using the Internet or telephone procedures available to you, your shares will be voted as you direct. If you properly execute and return the proxy without indicating a voting direction, then your shares will be voted FOR the election as directors of the nominees listed herein, and FOR Proposals 2, 3 and 4. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the 2018 Annual Meeting of Stockholders. The Board is not currently aware of any such other matters.
If you are a stockholder of record, you may change or revoke your vote by timely: (1) submitting written notice of revocation to the Secretary of the Company at the address for our corporate headquarters, provided above; (2) submitting another proxy card that is properly signed and later dated; (3) submitting a proxy again on the Internet or by telephone; or (4) voting in person at the 2018 Annual Meeting of Stockholders. If you hold your shares in street name, you may change or revoke your vote by timely (1) submitting new instructions in the manner provided by your custodian or (2) contacting your custodian to obtain a proxy to vote in person at the meeting.
We pay the expense of preparing, printing and mailing proxy materials to our stockholders. In addition to solicitation by mail, our officers or employees (none of whom will receive additional compensation) may solicit the return of proxies by telephone, email or personal interview. We will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.
The approximate date on which this proxy statement and the accompanying proxy card will first be sent to stockholders is April 23, 2018.
At the close of business on April 3, 2018, the record date for the determination of stockholders entitled to receive notice of, and to vote at, the 2018 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof, __________ shares of our common stock, par value $0.01 per share, were outstanding. Each share of our common stock is entitled to one vote upon each of the matters to be voted on at the 2018 Annual Meeting of Stockholders. The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is

Insperity | 2018 Proxy Statement	1

required for a quorum. If a quorum is present at the meeting, under our Bylaws, action on a matter or to elect director nominees shall be approved if the votes cast in favor of the matter or nominee exceed the votes cast opposing the matter or such nominee, as applicable.
In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Accordingly, although proxies containing broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and when the broker does not otherwise have discretionary power to vote on a particular matter) are considered “shares present” in determining whether there is a quorum present at the 2018 Annual Meeting of Stockholders, they are not treated as votes cast with respect to the election of directors, and thus will not affect the outcome of the voting on the election of directors or any of the other proposals on non-routine matters to be voted on at the 2018 Annual Meeting of Stockholders other than with respect to Proposal Number 4. Because the vote required for approval of Proposal Number 4 is a majority of the shares outstanding and entitled to vote on the record date, abstentions and broker non-votes will have the same effect as votes against the proposal.
SECURITY OWNERSHIP
The following table sets forth the number and the percentage of shares of our common stock that were beneficially owned as of March 19, 2018 by: (1) each person known by us to beneficially own 5% or more of our common stock; (2) all current directors and persons nominated to become directors; (3) each of our executive officers identified in the Summary Compensation Table; and (4) all of our directors, director nominees and executive officers as a group. As of the close of business on March 19, 2018, 42,003,543 shares of our common stock were outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class
Timothy T. Clifford	4,812		*
Carol R. Kaufman	26,430		*
Ellen H. Masterson	1,898		*
Randall Mehl	3,070		*
John M. Morphy	3,774		*
Richard G. Rawson	805,681	[2]	1.92%
Paul J. Sarvadi	2,808,200	[3]	6.69%
Norman R. Sorensen	10,468		*
Austin P. Young	42,260		*
A. Steve Arizpe	179,990	[4]	*
Jay E. Mincks	69,962		*
Douglas S. Sharp	31,955		*
BlackRock Fund Advisors	5,558,288	[5]	13.23%
The Vanguard Group, Inc.	3,424,201	[6]	8.15%
Executive Officers and Directors as a Group (13 Persons)	4,024,880		9.58%
_________________________

*	Represents less than 1%.

[1]
Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is in care of Insperity, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

The number of shares of our common stock beneficially owned by each person includes options exercisable on March 19, 2018, or within 60 days after March 19, 2018, and unvested shares of restricted stock as of March 19, 2018. Each owner of restricted stock has the right to vote his or her shares but may not transfer them until they have vested.

2	Insperity | 2018 Proxy Statement

Name of Beneficial Owner	Options		Unvested Restricted Stock
	Exercisable	Not Exercisable
Timothy T. Clifford	—	—	1,368
Carol R. Kaufman	—	—	—
John M. Morphy	—	—	1,344
Norman R. Sorensen	—	—	966
Austin P. Young	15,626	—	—
A. Steve Arizpe	—	—	23,498
Jay E. Mincks	—	—	23,498
Richard G. Rawson	—	—	12,768
Paul J. Sarvadi	—	—	47,107
Douglas S. Sharp	—	—	17,421

[2]
Includes 328,850 shares owned by the RDKB Rawson LP, 297,116 shares owned by the R&D Rawson LP, and 700 shares owned by Dawn M. Rawson (spouse). Mr. Rawson shares voting and investment power over all such shares with his wife, except for 700 shares owned by his wife.

[3]
Includes 1,433,412 shares owned by Our Ship Limited Partnership, Ltd., 753,448 shares owned by the Sarvadi Children’s Limited Partnership, 33,302 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi (spouse), JT WROS and 39,288 shares owned by six education trusts established for the benefit of the children of Paul J. Sarvadi. Mr. Sarvadi shares voting and investment power over all such shares with his spouse. Also includes ______ shares pledged to banks as collateral for loans, which amount includes the shares issued in connection with our stock split. The Board determined the amount of shares pledged by Mr. Sarvadi was insignificant under our pledging policy (see “Corporate Governance — Prohibition on Hedging and Pledging of Our Common Stock”).

[4]	Includes 129,808 shares owned by Arizpe Investment Partnership Limited.

[5]
Based on a Schedule 13G/A filed with the SEC on January 23, 2018. BlackRock, Inc. reported sole voting power with respect to 5,449,546 shares and sole dispositive power with respect to 5,558,288 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

[6]
Based on a Schedule 13G/A filed with the SEC on February 9, 2018. The Vanguard Group reported sole voting power with respect to 71,177 shares; sole dispositive power with respect to 3,346,024 shares and shared dispositive power with respect to 78,177 shares with Vanguard Fiduciary Trust Company. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

Insperity | 2018 Proxy Statement	3

PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS
General
In accordance with our Certificate of Incorporation, the members of the Board are divided into three classes. Our Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the Annual Meeting of Stockholders in 2020, 2018 and 2019, respectively. The term of office of each of Carol R. Kaufman, Paul J. Sarvadi and Norman R. Sorensen, who comprise the current Class II directors, expires at the time of the 2018 Annual Meeting of Stockholders, or as soon thereafter as their successors (if any) are elected and qualified. Mr. Sorensen, whose term expires at the 2018 Annual Meeting of Stockholders, is not standing for re-election to the Board. Accordingly, only Ms. Kaufman and Mr. Sarvadi have been nominated for re-election to the Board as described below. All nominees have consented to be named in this proxy statement and to serve as a director if elected.
Our Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board but shall not be less than three nor more than 15 persons. The number of members constituting the Board is currently fixed at nine but will be reduced to eight following the 2018 Annual Meeting of Stockholders.
Voting; Approval Requirements
All proxies will be voted in favor of the nominees named below unless a stockholder has indicated otherwise. The affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the 2018 Annual Meeting of Stockholders is required for election of the nominees. Abstentions and broker non-votes will be deemed votes not cast. Under our Bylaws and in accordance with Delaware law, a director’s term extends until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. Thus, an incumbent director who fails to receive the required vote for re-election at our Annual Meeting of Stockholders would continue serving as a director (sometimes referred to as a “holdover director”), generally until the next Annual Meeting of Stockholders. However, as a condition to being nominated to continue to serve as a director, the incumbent director nominees have submitted an irrevocable letter of resignation that is effective upon and only in the event that (1) such nominee fails to receive the required vote; and (2) the Board accepts such resignation. In such an event, the Nominating and Corporate Governance Committee is required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board is required to decide whether to accept the resignation and to disclose its decision-making process within 90 days from the certification of the election results.
If, at the time of or prior to the 2018 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board. The Board has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.
Nominees for Director
The following individuals have been nominated for re-election to the Board as Class II directors with terms expiring at the 2021 Annual Meeting of Stockholders:
Carol R. Kaufman. Ms. Kaufman, age 68, joined the Company as a director in November 2013. Ms. Kaufman is the executive vice president, secretary, chief administrative officer and chief governance officer of The Cooper Companies, Inc., a global medical device company, where she has served since October 1995, including as vice president of legal affairs beginning in March 1996, senior vice president beginning in October 2004 and her current position beginning in July 2011. From January 1989 through September 1995, she served as vice president, secretary and chief administrative officer of Cooper Development Company, a former affiliate of The Cooper Companies, Inc. Beginning in 1971, Ms. Kaufman held several financial positions, including deputy corporate controller, with Cooper Laboratories, Inc., the former parent of The Cooper Companies, Inc. Ms. Kaufman also serves as a member of the western region advisory board for FM Global, the world’s largest property insurer. Ms. Kaufman served as a director of Chindex, Inc. (former Nasdaq-listed company) from November 2000 until September 2014, serving on its audit and compensation committees and as chair of its governance and nominating committee, and as a member of its special transaction committee until its sale in 2014 to TPG. Ms. Kaufman earned a Bachelor of Science degree in Mathematics in 1971 from Boston University.

4	Insperity | 2018 Proxy Statement

Ms. Kaufman brings extensive financial, accounting and business experience, including in corporate governance, risk management, executive compensation and employee benefits to the Board. Her varied roles within The Cooper Companies, Inc. provide the Board with additional expertise on accounting and controls, and on evaluating and executing strategic initiatives.
Paul J. Sarvadi. Mr. Sarvadi, age 61, Chairman of the Board and Chief Executive Officer and co-founder of the Company and its subsidiaries, has been a director since the Company’s inception in 1986. He has also served as the Chairman of the Board and Chief Executive Officer of the Company since 1989 and as president of the Company from 1989 to August 2003. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as president of the National Association of Professional Employer Organizations (“NAPEO”) and was a member of its Board of Directors for five years. In 2001, Mr. Sarvadi was selected as the 2001 National Ernst & Young Entrepreneur of the Year ® for service industries. In 2004, he received the Conn Family Distinguished New Venture Leader Award from Mays Business School at Texas A&M University. In 2007, he was inducted into the Texas Business Hall of Fame.
Mr. Sarvadi brings substantial business and operational experience to the Board, including an extensive knowledge of sales, customer relationships, and issues affecting small to medium-sized businesses. Mr. Sarvadi’s role as a co-founder of the Company and lengthy service as chief executive officer of the Company provide to the Board extensive knowledge and insight of our operations and issues affecting the Company as well as the broader professional employer organization, or PEO, industry. Mr. Sarvadi’s previous experience starting and operating several small businesses, as well as his frequent interaction with the Company’s clients, provide valuable insight to the challenges facing small to medium-sized businesses, which is a principal focus of the Company.

The Board recommends that stockholders vote “For” all of the nominees listed above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Directors Not Currently Subject to Election
The following directors are not subject to election at the 2018 Annual Meeting of Stockholders:
Class I Director (Term Expires at 2020 Annual Meeting of Stockholders)
Timothy T. Clifford. Mr. Clifford, age 62, joined the Board as a director in October 2016. Since June 2015, Mr. Clifford has served as president and chief executive officer of Frontline Education, a private-equity-backed cloud software company that manages human resources functions at over 7,500 public school districts in the U.S. Prior to joining Frontline Education, from 2010 through 2013, Mr. Clifford was a corporate officer and co-president of Automatic Data Processing (NYSE: ADP) National Accounts, a $2.5 billion human capital management software and services business serving the largest U.S. companies, and was the co-founder and chief executive officer of Workscape, Inc., a pioneering cloud software provider to the human capital management industry, from 1999 until its acquisition by ADP in 2010. Prior to founding Workscape, he held executive or senior leadership positions at HealthPlan Services, Consolidated Group and Prudential Insurance Company. From 2013 to 2015, he also served as a director and audit committee member of Carbonite Inc. (Nasdaq: CARB). Mr. Clifford holds a Bachelor's degree in liberal arts from Northeastern University in Boston.
Mr. Clifford brings extensive technology, entrepreneurial and leadership experience to the Board. His substantial experience with providing HR-related services to businesses, along with his entrepreneurial background and knowledge of cloud-based software solutions for the HR services industry, provide key perspectives to the Board on matters that directly impact our business and the businesses of our customers.
Ellen H. Masterson. Ms. Masterson, age 67, joined the Company as a director in September 2017. Since 2014, Ms. Masterson has served as an independent director of Westwood Holdings Group (NYSE:  WHG), an investment management firm with over $20 billion in assets under management, and Westwood Trust, a Texas state-chartered trust company. Ms. Masterson is the chair of the audit committee of both WHG and Westwood Trust and serves as a member of the WHG governance committee. Ms. Masterson retired as a partner with PricewaterhouseCoopers LLP ("PwC") in 2008, having served in this capacity since 1999 and from 1985 to 1997. Ms. Masterson specialized in audits of companies involved in several sectors of the financial services industry and public companies with a focus on mergers and acquisitions. She held senior positions within the leadership of PwC from 2001 to 2008, including international responsibilities across the global network of PwC firms. From 1997 to 1999, Ms. Masterson served as senior vice

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president and chief financial officer of American General Corporation, prior to its acquisition by American International Group, Inc. Since 1982, she has served on numerous boards of non-profit and charitable organizations.
Ms. Masterson brings extensive knowledge of financial reporting and accounting issues faced by companies in the business services industry, as well as experience with strategic planning and corporate governance. With her experience as a partner in an international accounting firm, as a chief financial officer for a public company, and as an audit committee member of a public company board, Ms. Masterson strengthens the Board’s financial reporting and accounting acumen, and provides significant expertise on these critical matters impacting our organization.
Austin P. Young. Mr. Young, age 77, joined the Company as a director in January 2003 and he is the Company’s Lead Independent Director. Mr. Young served as senior vice president, chief financial officer and treasurer of CellStar Corporation from 1999 to December 2001, when he retired. From 1996 to 1999, he served as executive vice president - finance and administration of Metamor Worldwide, Inc. Mr. Young also held the position of senior vice president and chief financial officer of American General Corporation for over eight years and was a partner in the Houston and New York offices of KPMG before joining American General. Mr. Young served as a director of Amerisafe, Inc. (Nasdaq: AMSF) from November 2005 until June 2017, where he also served as chair of the audit committee and as a member of the nominating and corporate governance, and risk committees. He served as a director and chair of the audit committee of Tower Group International, Ltd. (former Nasdaq-listed company) and its predecessor company from 2004 until September 2014. He is a member of the Houston and State Chapters of the Texas Society of CPAs, the American Institute of CPAs, and the Financial Executives International. He holds an accounting degree from The University of Texas.
Mr. Young brings extensive financial and accounting experience to the Board. His prior experience as a partner in an international accounting firm, as a senior financial officer of large companies, and his service on the audit committees of publicly traded companies provide Mr. Young with a thorough understanding of generally accepted accounting principles and financial statements. Additionally, Mr. Young’s prior experience provides a solid background for him to advise and consult with the Board on financial and audit-related matters as chairperson of the Finance, Risk Management and Audit Committee, and to serve as the designated audit committee financial expert of the Finance, Risk Management and Audit Committee. Mr. Young’s service on other boards and his extensive knowledge of our company and its business provide us with additional valuable perspective on issues affecting us.
Class II Director (Term Expires at 2018 Annual Meeting of Stockholders)
Norman R. Sorensen. Mr. Sorensen, age 72, joined the Company as a director in March 2015. Mr. Sorensen formerly served as chairman of the International Insurance Society, Inc., a professional organization for the insurance industry, from January 2010 to June 2013. Mr. Sorensen has served as a director of the International Insurance Society, Inc. since January 2005. Previously, from November 2011 until December 2012, he was chairman of the International Advisory Council of Principal Financial Group, Inc., a global financial investment management company. He was chairman of Principal International, Inc., from June 2011 to October 2012, and president and CEO of International Asset Management and Accumulation of Principal International, Inc., from January 2001 to June 2011. Mr. Sorensen has served as a director of Encore Capital Group, Inc. (Nasdaq: ECPG), a consumer banking company, since November 2011, and has served as lead director of Codere S.A., a European entertainment company, since June 2016. Mr. Sorensen also served as a director of Sara Lee Corporation (former NYSE-listed company), an American consumer-goods company, from January 2007 to November 2011. He has served as Executive Vice President of both Principal Financial Group, Inc. and Principal Life Insurance Company, a life insurance company, since January 2007, and held a number of other senior management positions since 1998. Mr. Sorensen also served as chairman of the U.S. Coalition of Service Industries, a leading forum for the services sector, from January 2003 to March 2005. Mr. Sorensen served as a senior executive of American International Group, Inc., an insurance services company, from 1989 to December 1998. He also formerly served as chairman and director of DE Master Blenders 1753, a Dutch NYSE/Euronext-listed consumer goods company, from December 2011 until September 2013. Mr. Sorensen was originally appointed to the Board pursuant to a prior agreement with a former significant stockholder.
Mr. Sorensen’s qualifications include his experience as an executive officer of an international financial services and asset management company, with responsibility over international operations and oversight over asset management and financial services functions and multiple divisional chief financial officers. He has also served as an executive officer of several publicly traded companies.
Class III Directors (Term Expires at 2019 Annual Meeting of Stockholders)
Randall Mehl. Mr. Mehl, age 50, joined the Board in December 2017. Mr. Mehl currently serves on the boards of ICF (Nasdaq: ICFI), a global consulting and technology services provider, and Kforce Inc. (Nasdaq: KFRC), a professional

6	Insperity | 2018 Proxy Statement

staffing firm, and is the president of Stewardship Capital Advisors, LLC, which provides advisory services to family offices or direct private investments in the business and technology services sector. Previously, he served as a managing director and a partner with Baird Capital, a middle market private equity group, and led a team focused on the business and technology services sector from 2005 until the end of 2016. From 1996 to 2005, Mr. Mehl was a senior equity research analyst with Robert W. Baird & Company, covering various areas within the broader business and technology services sector, including professional employer organizations. Mr. Mehl serves and has previously served on several private company boards and on the investment committee for several funds, and has expertise analyzing, acquiring and selling businesses.
Mr. Mehl brings extensive experience in the technology and business process outsourcing sectors, including PEOs, which are directly relevant to our company’s objectives. His background as an investor, adviser and board member focused on these industries provides an important investor perspective to our Board as well as provides key insight to the Board as it analyzes our long-term objectives.
John M. Morphy. Mr. Morphy, age 70, joined the Board in May 2016. Mr. Morphy previously served as senior vice president, chief financial officer, secretary and treasurer of Paychex, Inc. (Nasdaq: PAYX), a leading provider of payroll, human resource, and benefits outsourcing solutions for small to medium-sized businesses ("Paychex"), from October 1996 until June 2011, at which time he was appointed vice president of finance at Paychex until he retired in January 2012. As chief financial officer of Paychex, Mr. Morphy reported directly to the chief executive officer and was responsible for all finance, legal, shareholder relations, purchasing, real estate and travel functions. Prior to joining Paychex in 1995, he served as the chief financial officer of Goulds Pumps, Inc., a then publicly traded global manufacturer of pumps for industrial, commercial and water supply markets, from 1985 to 1993, and as group vice president over industrial products at Goulds through 1995. From 1976 to 1985, Mr. Morphy was vice president and controller for Computer Consoles, Inc., and before that he was an accountant at Arthur Andersen & Company, an accounting firm. Mr. Morphy also previously served as a director of Inforte Corp., a then publicly traded customer and demand management consultancy, from April 2003 to August 2004. He earned his Bachelor of Science in Accounting from LeMoyne College and his Certified Public Accountant certificate in 1973. Mr. Morphy was originally appointed to the Board pursuant to a prior agreement with a former significant stockholder.
Mr. Morphy brings extensive financial, accounting and industry experience to the Board. His more than 20 years of financial leadership experience for various public corporations and experience in many facets of finance within varied environments, including rapid growth companies, global Fortune 500 industrial companies and major accounting firms, provide substantial knowledge and insight that are valuable to the Board.
Richard G. Rawson. Mr. Rawson, age 69, President of the Company and the majority of its subsidiaries, has been a director of the Company since 1989. He has been President of the Company since August 2003. As previously announced, Mr. Rawson will retire in May 2018 but will continue to serve as a director. Before being elected president, he served as executive vice president of administration, chief financial officer and treasurer of the Company from February 1997 until August 2003. Prior to that, he served as senior vice president, chief financial officer and treasurer of the Company since 1989. Prior to joining the Company in 1989, Mr. Rawson served as a senior financial officer and controller for several companies in the manufacturing and seismic data processing industries. He is the past president of NAPEO. Mr. Rawson currently serves on the Executive Advisory Committee of the Bauer College Board of the C.T. Bauer College of Business at the University of Houston, the Board of Visitors at the University of Houston, and the National Board of Directors for Genesys Works. Additionally, he is co-founder and chairman of Infinity Learning Solutions and co-founder and partner of Trinity Legacy Partners, a registered investment advisory firm. Mr. Rawson has a Bachelor of Business Administration degree in Finance from the University of Houston.
Mr. Rawson brings financial and operational experience to the Board. His lengthy service as president of the Company, as well as his prior service as chief financial officer and treasurer of the Company, provide in-depth knowledge and insight of Company operations and financial matters to the Board.

Insperity | 2018 Proxy Statement	7

Summary of Committee Memberships
The following table summarizes the committees of which each director is currently a member:

Members
Compensation Committee	Clifford (Chair) Kaufman Sorensen
Finance, Risk Management and Audit Committee	Young (Chair) Masterson Mehl Morphy
Nominating and Corporate Governance Committee	Young (Chair) Clifford Kaufman Sorensen
CORPORATE GOVERNANCE
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines, which include guidelines for, among other things, director responsibilities, qualifications and independence. The Board regularly monitors developments in corporate governance practices and regulatory changes and periodically assesses the adequacy of and modifies our Corporate Governance Guidelines and committee charters as warranted in light of such developments. You can access our Corporate Governance Guidelines in their entirety on our website at www.insperity.com in the Corporate Governance section under the Investor Relations tab. The information on our website is not, and shall not be deemed to be, a part of this proxy statement.
On an annual basis, each director and named executive officer is obligated to complete a questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Directors are also required to promptly advise us of any changes to the information previously provided.
Director Independence
Under the rules of the NYSE, a majority of our directors must be independent. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In evaluating each director’s independence, the Board considered all relevant facts and circumstances, and relationships and transactions between each director, her or his family members or any business, charity or other entity in which the director has an interest on the one hand, and the Company, its affiliates, or our senior management on the other. As a result of this review, at its meeting held on February 21, 2018, the Board affirmatively determined that all of the Company’s directors are independent, with the exception of Messrs. Sarvadi and Rawson, both of whom are members of our senior management.
The Board has considered what types of disclosure should be made relating to the process of determining director independence. To assist the Board in making disclosures regarding its determinations of independence, the Board has adopted categorical standards as contemplated under the listing standards of the NYSE then in effect. Under the rules then in effect, relationships that were within the categorical standards were not required to be disclosed and their impact on independence was not required to be separately discussed, although the categorical standards, by themselves, did not determine the independence of a particular director. The Board considers all relevant facts and circumstances in determining whether a director is independent. A relationship satisfies the categorical standards adopted by the Board if it:

•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the NYSE Listed Company Manual;

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•
consists of charitable contributions made by us to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years; and

•	is not required to be, and it is not otherwise, disclosed in this proxy statement.
In the course of the Board’s determination regarding the independence of directors other than Messrs. Sarvadi and Rawson, it considered all transactions, relationships and arrangements in which such directors and the Company were participants.
Selection of Nominees for the Board of Directors
Identifying Candidates
The Nominating and Corporate Governance Committee solicits ideas for potential candidates for membership on the Board from a number of sources including members of the Board, our executive officers, individuals personally known to the members of the Board, research and search firms. The Nominating and Corporate Governance Committee also has sole authority to select and compensate a third-party executive search firm to help identify candidates, if it deems advisable. In addition, the Nominating and Corporate Governance Committee will consider candidates for the Board submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to our Corporate Secretary at 19001 Crescent Springs Drive, Kingwood, Texas 77339. Although the Nominating and Corporate Governance Committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Corporate Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the stockholder makes available to the Committee. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them on the same basis.
In addition, our Bylaws permit our stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate a director using this process, the stockholder must follow the procedures described under “Additional Information — Stockholder Director Nominations for 2019 Annual Meeting of Stockholders.”
Evaluating Candidates
Each candidate must meet certain minimum qualifications, including:

•	the ability to represent the interests of all of our stockholders and not just one particular constituency;
•	independence of thought and judgment;
•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the prospective nominee’s service on other public company boards; and
•
skills and expertise that are complementary to the existing Board members’ skills; in this regard, the Board will consider the Board’s need for operational, sales, management, financial, governmental or other relevant expertise.

In addition, the Nominating and Corporate Governance Committee considers other qualities that it may deem to be desirable from time to time, such as the extent to which the prospective nominee contributes to the diversity of the Board — with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds. However, diversity is just one factor that the Nominating and Corporate Governance Committee may consider, and the Board does not have any particular policy with regard to diversity. The Nominating and Corporate Governance Committee may also consider the ability of the prospective nominee to work within the then-existing interpersonal dynamics of the Board and her or his ability to contribute to the collaborative culture among Board members.
Generally, based on this initial evaluation, the chairperson of the Nominating and Corporate Governance Committee will determine whether to interview the nominee, and if warranted, will recommend that one or more members of the Nominating and Corporate Governance Committee, other members of the Board and senior management, as appropriate, interview the nominee in person or by telephone. After completing this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation to the entire Board as to the persons who

Insperity | 2018 Proxy Statement	9

should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.
Board of Directors Leadership
We do not have a policy with respect to whether the positions of Chairman of the Board and chief executive officer (“CEO”) should be held by the same person or two separate individuals, and believe that it is in the best interest of the Company to consider that question from time to time in the context of succession planning. At this time, the Board believes that it is in the best interest of the Company, and is an appropriate leadership structure, to have the CEO also serve as Chairman of the Board. Combining the CEO and Chairman of the Board roles provides an efficient and effective leadership model that promotes unambiguous accountability and alignment on corporate strategy. Mr. Sarvadi co-founded the Company in 1986 and has served as Chairman of the Board and CEO since 1989. The Board believes that Mr. Sarvadi’s intimate knowledge of the daily operations of, and familiarity with, the Company and industry put him in the best position to provide leadership to the Board on setting the agenda, emerging issues facing the Company and the PEO industry, and strategic opportunities. Additionally, Mr. Sarvadi’s substantial financial stake in the Company creates a strong alignment of interests with other stockholders. Mr. Sarvadi’s combined roles also ensure that a unified message is conveyed to stockholders, employees and clients.
The position of lead independent director is established by our Corporate Governance Guidelines. Mr. Young is currently the lead independent director. The Board reevaluates the lead independent director position annually. The lead independent director has the following responsibilities in addition to the regular duties of a director:

•	prepare and set the agenda for and chair executive sessions of the outside directors;
•	call or convene executive sessions of the outside directors;
•	authority to set the agenda for meetings of the Board;
•	preside at all meetings of the Board where the Chairman of the Board is not present or has a potential conflict of interest;
•	serve as liaison and facilitate communications between the independent directors and the Chairman of the Board and CEO;
•	consult with the Chairman of the Board and CEO on matters relating to corporate governance and performance of the Board; and
•	collaborate with the rest of the Nominating and Corporate Governance Committee on possible director conflicts of interest or breaches of the Corporate Governance Guidelines.
Board of Directors’ Role in Risk Oversight
The Board is responsible for overseeing the Company’s overall risk profile and assisting management in addressing specific risks. Our Enterprise Risk Management Steering Committee (the “ERM Steering Committee”) is responsible for formally identifying and evaluating risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. The ERM Steering Committee employs a disciplined approach to identifying, documenting, evaluating, communicating, and monitoring enterprise risk management within the Company. The ERM Steering Committee is chaired by the Company’s chief financial officer and includes the Company’s general counsel, internal audit director and other members of management. The ERM Steering Committee reports to the Board and the CEO. The ERM Steering Committee is charged with periodically reviewing our overall risk profile, as well as any significant identified risks, with both the Finance, Risk Management and Audit Committee and the entire Board.
During 2017, the ERM Steering Committee completed a comprehensive review and update of the Company’s risks, including strategic, operational, financial, legal, regulatory and reputational risks. The ERM Steering Committee further reviewed and updated the mitigating factors associated with such risks, and prioritized the identified risks based upon the subjectively determined likelihood of the occurrence and the estimated resulting impact on the Company if the risk occurred.
The Board executes its risk oversight function both directly and through its standing committees, each of which assists the Board in overseeing a part of the Company’s overall risk management. Throughout the year, the Board and each such committee spend a portion of their time reviewing and discussing specific risk factors, and risk assessments are part of all major decision making. The Board is kept informed of each committee’s risk oversight and related activities through regular reports from such committees. The Finance, Risk Management and Audit Committee is assigned primary responsibility for oversight of risk assessment with financial implications. In its periodic meetings with management,

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internal auditors and independent auditors, the Finance, Risk Management and Audit Committee reviews and monitors many factors relating to enterprise risk, including:

•	the financial affairs of the Company;
•	the integrity of the Company’s financial statements and internal controls;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications, independence and performance;
•	the performance of the personnel responsible for the Company’s internal audit function and independent auditors; and
•	the Company’s policies and procedures with respect to risk management.
The Compensation Committee has the primary responsibility to consider material risk factors relating to the Company’s compensation policies and practices. The Nominating and Corporate Governance Committee monitors governance and succession risks. As part of its review and approval of our capital budget, major acquisitions, material contracts, compensation and other similar matters, the Board retains ultimate authority over assessing the risks and their impacts on our business.
Prohibition on Hedging and Pledging of Our Common Stock
We have established strict standards regarding the speculative trading of our common stock. In February 2013, we amended our internal policies to prohibit employees from engaging in hedging transactions involving our common stock. The Board also adopted a formal policy prohibiting employees and directors from engaging in the significant pledging of shares of our common stock. All pledging requests will be reviewed by the Board, which will consider the facts and circumstances and other information the Board deems relevant.
As of April 3, 2018, Mr. Sarvadi had _____ shares of our common stock pledged, which amount includes the shares issued in connection with our stock split. After a thorough review, the Board previously determined that the shares pledged by him were not significant. In making this determination, the Board considered that the pledged shares did not represent a material portion of the total shares beneficially owned by him and less than 1% of our total shares outstanding and market capitalization. The pledged shares represent approximately ___% of the shares of our common stock Mr. Sarvadi beneficially owned as of April 3, 2018. The Board also considered Mr. Sarvadi’s significant number of founder’s shares that were not earned as compensation from the Company, and his compliance with our stock ownership guidelines, disregarding the pledged shares.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code”) governing the conduct of our directors, officers and employees. The Code, which meets the requirements of Rule 303A.10 of the NYSE Listed Company Manual and Item 406 of Regulation S-K, is intended to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in our public filings, compliance with laws and the prompt internal reporting of violations of the Code. You can access the Code on our website at www.insperity.com in the Corporate Governance section under the Investor Relations tab. Changes in and waivers to the Code for our directors, executive officers and certain senior financial officers will be posted on our Internet website within four business days of being approved and will be maintained for at least 12 months. If you wish to raise a question or concern or report a violation, including anonymously, to the Finance, Risk Management and Audit Committee, you should visit www.ethicspoint.com or call the Ethicspoint toll-free hotline at 1-866-384-4277.

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Stockholder Communications
Stockholders and other interested parties may communicate directly with the entire Board or the non-management directors as a group by sending an email to directors@insperity.com. Alternatively, you may mail your correspondence to the Board or non-management directors in care of the Corporate Secretary, 19001 Crescent Springs Drive, Kingwood, Texas 77339. In the subject line of the email or on the envelope, please specify whether the communication is addressed to the entire Board or to the non-management directors.
Unless any director directs otherwise, communications received (via U.S. mail or email) will be reviewed by our Corporate Secretary who will exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints, or suggestions), and personal grievances.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors
Directors are expected to attend all or substantially all Board meetings and meetings of the Committees of the Board on which they serve. Directors are also expected to spend the necessary time to discharge their responsibilities appropriately (including advance review of meeting materials) and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board. The Board met 10 times in 2017. All of the members of the Board participated in more than 75% of the meetings of the Board and Committees of which they were members during the fiscal year ended December 31, 2017. The Board encourages its members to attend the Annual Meeting of Stockholders. Last year, six of our directors attended the Annual Meeting of Stockholders.
Executive Sessions of the Board of Directors and the Lead Independent or Presiding Director
Our independent directors hold executive sessions at which our management is not in attendance at regularly scheduled Board meetings. The lead independent director establishes the agenda and serves as presiding director at the executive sessions. In the absence of a lead independent director, the chairperson of the Nominating and Corporate Governance Committee (if different from the lead independent director) or an independent director designated by the outside directors shall preside at meetings of non-management directors. Currently, Mr. Young serves as both the lead independent director and the chairperson of the Nominating and Corporate Governance Committee.
Committees of the Board of Directors
The Board has appointed three standing committees: the Finance, Risk Management and Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The charters for each of the three standing committees, which have been adopted by the Board, contain a detailed description of the respective standing committee’s duties and responsibilities and are available on our website at www.insperity.com in the Corporate Governance section under the Investor Relations tab. The Board has reviewed the applicable legal and NYSE standards for independence for members of each of Finance, Risk Management and Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee as well as our independence standards for such Committees and has determined that the members of each of those Committees of the Board is “independent” under such requirements.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met thirteen times in 2017. The members of the Nominating and Corporate Governance Committee currently are: Mr. Young, who serves as chairperson, and Mr. Clifford, Ms. Kaufman and Mr. Sorensen. The Nominating and Corporate Governance Committee: (1) identifies individuals qualified to become Board members, consistent with the criteria for selection approved by the Board; (2) recommends to the Board a slate of director nominees to be elected by the stockholders at the next Annual Meeting of Stockholders and, when appropriate, director appointees to take office between Annual Meetings of Stockholders; (3) develops and recommends to the Board a set of corporate governance guidelines for the Company; and (4) oversees the evaluation of the Board.

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Finance, Risk Management and Audit Committee
The Finance, Risk Management and Audit Committee met eight times in 2017. The members of this Committee currently are Mr. Young, who serves as chairperson, Ms. Masterson, Mr. Mehl and Mr. Morphy. The Board has determined that Mr. Young is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Finance, Risk Management and Audit Committee assists the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes, and audits of financial statements of the Company by reviewing and monitoring: (1) the financial affairs of the Company; (2) the integrity of the Company’s financial statements and internal controls; (3) the Company’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications, independence and performance; (5) the performance of the personnel responsible for our internal audit function and the independent auditors; and (6) our policies and procedures with respect to risk management, as well as other matters that may come before it as directed by the Board.
Compensation Committee
The Compensation Committee met five times in 2017. The members of the Compensation Committee currently are Mr. Clifford, who serves as chairperson, Ms. Kaufman and Mr. Sorensen. . The Compensation Committee: (1) oversees and administers the Company’s compensation policies, plans and practices; (2) reviews and discusses with management the Compensation Discussion and Analysis required by the rules of the SEC; and (3) prepares the annual report required by the rules of the SEC on executive compensation for inclusion in the Company’s annual report on Form 10-K or proxy statement for the Annual Meeting of Stockholders. To carry out these purposes, the Compensation Committee: (1) evaluates the performance of and determines the compensation for our senior management, taking into consideration recommendations made by the CEO; (2) administers our compensation programs; and (3) performs such other duties as may from time to time be directed by the Board.
Pursuant to the terms of the Insperity, Inc. 2001 Incentive Plan, as amended (the “2001 Incentive Plan”), and the Insperity, Inc. 2012 Incentive Plan, as amended (the “2012 Incentive Plan” and, together with the 2001 Incentive Plan, the “Incentive Plans”), the Board or the Compensation Committee may delegate authority under the Incentive Plans to the Chairman of the Board or a committee of one or more Board members, respectively, pursuant to such conditions and limitations as each may establish, except that neither may delegate to any person the authority to make awards, or take other action, under the Incentive Plans with respect to participants who may be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) explains our compensation philosophy, objectives and strategies and the underlying elements of our compensation programs for our named executive officers (“NEOs”). This CD&A also summarizes decisions the Compensation Committee of our Board (“Compensation Committee”) made regarding these programs and the factors considered in making those decisions. The following individuals comprised our NEOs for 2017:

Name	Title
Paul J. Sarvadi	Chief Executive Officer and Chairman of the Board
Douglas S. Sharp	Chief Financial Officer, Senior Vice President of Finance and Treasurer
Richard G. Rawson	President
A. Steve Arizpe	Chief Operating Officer and Executive Vice President of Client Services
Jay E. Mincks	Executive Vice President of Sales and Marketing

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Performance Highlights

          For 2017, we continued to execute on our strategy to accelerate unit growth in the number of paid worksite employees (“WSEE”), achieving double-digit growth of 10.2% on a year-over-year basis. We believe that growth in the number of paid WSEE is a key metric for measuring our sales success and client retention efforts.

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        For 2017, our adjusted EBITDA was $177.7 million, representing a 25.9% increase compared to 2016. Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) plus stockholder advisory expenses, charitable donations related to Hurricane Harvey relief efforts and stock-based compensation. We believe that this overall increase in adjusted EBITDA demonstrates the effectiveness of our plan to grow sales, retain existing clients, manage our pricing and direct costs and control operating costs.

______________________________

Note:
Adjusted EBITDA is a non-GAAP financial measure used by management to analyze the Company’s performance. Please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 12, 2018 for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

          On May 1, 2017, we announced a 20% increase to our quarterly cash dividend from $0.125 per share ($0.50 annualized) to $0.15 per share ($0.60 annualized), reflecting our continued confidence in our strategy and the increase in adjusted EBITDA generated by our business. This is the fourth increase to our quarterly dividend since 2013, in addition to the $1.00 per share special dividend that we paid in both December 2017 and 2014.

______________________________
*Excludes a special dividend of $1.00 per share paid in the fourth quarter of 2017.

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Our Pay-for-Performance Compensation Philosophy
Our overall compensation philosophy is focused on pay-for-performance. We accomplish this policy through the following compensation objectives.

Compensation Objective	How we accomplish our objectives
Attract, retain and motivate high performing individuals to achieve our annual and long-term term business and strategic goals	•
Build a culture based upon the value of and respect for each individual, encouraging personal and professional growth, rewarding outstanding individual and corporate performance and achieving excellence through a high-energy, collegial work environment.

•
Maintain competitive base salaries that compensate employees based upon job responsibilities, level of experience, individual performance, comparisons to the market, internal comparisons and other relevant factors.

	•	Provide a competitive benefits package that recognizes and encourages work-life balance and fosters a long-term commitment to our company.
Motivate management to achieve short-term business goals and to enhance long-term stockholder value	•	Promote a performance-driven culture that encourages growth by recognizing and rewarding employees who meet and exceed our business objectives.
•
Motivate and reward individual, departmental and corporate performance through variable pay programs. These programs directly support our business objectives, encourage leadership of departmental units and encourage collaboration and teamwork across our company.

	•	Base a substantial portion of each NEO’s total compensation package on long-term incentive components and a variable annual compensation component (as outlined below).
	•	Align the interests of our executive officers with the interests of our stockholders through the use of long-term equity and performance-based incentive compensation opportunities.
Discourage excessive risk-taking that could adversely impact stockholder value	•	Conduct an annual risk assessment of our executive compensation programs.
	•	We maintain an independent Compensation Committee; the Compensation Committee retains an independent compensation advisor.
	•	We incorporate a variety of governance best practices and avoid governance pitfalls (outlined below).
Insperity’s Best Practice Features
We have embedded in our overall compensation programs features aligned with our business objectives and designed to strengthen the link between the interests of our executive officers and those of our stockholders. Following is a summary of practices related to compensation that we have adopted and pay practices that we avoid:
What Insperity has:

✓	Stock ownership guidelines requiring the CEO to hold shares equal to three times base salary and requiring non-employee directors to hold shares equal to three times the annual cash retainer
✓	Clawback policy for incentive compensation paid to any employee, including NEOs and other executive officers
✓	Minimum vesting period of three years for grants of restricted stock, stock options and phantom shares
✓	Double trigger requirement for early vesting of NEO equity awards in the event of a change in control
✓	Hedging policy prohibiting employees and directors from engaging in hedging transactions involving shares of our common stock
✓	Pledging policy prohibits employees and directors from engaging in pledging transactions involving shares of our common stock that would be considered significant by the Board
✓	A lead independent director
✓	Compensation Committee composed entirely of outside, independent directors
✓	Independent compensation consultant hired by and reporting directly to the Compensation Committee

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What Insperity does not have:

✗	Employment agreements with NEOs or other executive officers
✗	Executive pension or other similar retirement or supplemental benefits
✗	Single trigger change in control agreements for NEOs
✗	Tax gross-ups in the event of a change in control
✗	Medical coverage for retirees
✗	Excessive benefits and perquisites
Summary of Compensation Elements
We provide our NEOs with a mixture of pay linked to company and individual performance. The major elements of our 2017 annual compensation package for NEOs are summarized in the following chart.

	Compensation Element	Form of Compensation	Purpose
Fixed	Base Salary	Cash	Provides fixed level of compensation to attract and retain talent
Variable and at Risk	Variable Cash Compensation (Insperity Annual Incentive Program)	Cash	Rewards executive officers for achieving annual Company, departmental and individual performance goals
	Long-Term Equity Incentives	Restricted Stock and Performance Shares	Supports long-term focus on creating stockholder value, provides strong retention incentive with multi-year vesting and rewards achievement of long-term performance goals
Benefits	Retirement Benefits	401(k) Plan	Provides competitive retirement benefits as part of comprehensive pay package
	Health & Welfare Benefits	Medical, Dental, Life and Disability Benefits	Provides competitive health and welfare benefits as part of comprehensive pay package
As illustrated in the charts below, approximately 81% of the CEO’s target direct compensation and 77% of the NEOs target direct compensation, on average, is in the form of performance-based compensation.

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Base Salary
Base salary is intended to provide fixed annual compensation to attract and retain talented executive officers. Annual adjustments to base salary are based upon the annual performance evaluation, market data and other relevant considerations.
Our NEOs were awarded merit salary increases during the first quarter of 2017 as follows:

	2016	2017	2017
	Base Salary	Base Salary	Increase
Chief Executive Officer and Chairman of the Board	$884,000	$920,000	4.1%
Chief Financial Officer, Senior Vice President of Finance and Treasurer	$432,480	$460,000	6.4%
President	$513,760	$535,000	4.1%
Chief Operating Officer and Executive Vice President of Client Services	$513,760	$535,000	4.1%
Executive Vice President of Sales & Marketing	$490,880	$511,000	4.1%
The average base salary increase for our NEOs in 2017 was 4.6%. The increases in base salary were based on the annual performance reviews, the findings of a compensation study conducted in the Fall of 2016 (“Study”) by the Compensation Committee’s former independent compensation consultant, Meridian Compensation Partners, LLC and other factors deemed relevant by the Compensation Committee, such as Company performance and general economic conditions.
Variable Cash Compensation
Variable cash compensation places a significant portion of executive compensation at risk and is tied to corporate, departmental and individual performance. Variable compensation for all executive officers is paid through the Insperity Annual Incentive Program (“Cash Incentive Program”), a cash incentive program under the stockholder-approved 2012 Incentive Plan. The Cash Incentive Program embodies our pay-for-performance philosophy and helps align executive officers’ compensation to the Company’s overall performance, as well as to their respective individual performance and the performance of the departments under their respective supervision.
Cash Incentive Program Target Bonus Percentage
The Compensation Committee approved the target bonus percentage for each executive officer (other than the CEO) based on the CEO’s recommendations. His recommendations took into account the executive officer’s level of responsibility, market conditions and internal equity considerations. The Compensation Committee also evaluated the foregoing factors in determining the CEO’s target bonus percentage. Because executive officers are in a position to directly influence the overall performance of the Company, and in alignment with our pay-for-performance philosophy, we believe that a significant portion of their total cash compensation should be at risk.
The CEO, the individual with the greatest overall responsibility for Company performance, was granted a larger incentive opportunity in comparison to his base salary in order to weight his overall pay mix more heavily towards performance-based compensation than the overall pay mix of the other executive officers. The CFO, who had less responsibility for overall Company operating performance relative to other NEOs, was granted a smaller incentive opportunity in comparison to his base salary in order to weight his overall pay mix less heavily towards performance-based compensation than the overall pay mix of the other NEOs. For 2017, the Compensation Committee set the annual incentive targets as a percentage of each NEO’s base salary as follows:

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Target Bonus Percentage under Cash Incentive Program
Chief Executive Officer and Chairman of the Board	130%
Chief Financial Officer, Senior Vice President of Finance and Treasurer	90%
President	100%
Chief Operating Officer and Executive Vice President of Client Services	100%
Executive Vice President of Sales & Marketing	100%
Calculation and Weighting of Performance Components
For 2017, the target variable compensation under the Cash Incentive Program for the CEO was based on corporate and individual performance components and for all other NEOs was based on corporate, departmental and individual performance components. Corporate performance goals for 2017 were based on adjusted EBITDA (“Adjusted EBITDA”), year-over-year growth in the number of paid worksite employees (“PWEE Growth”) and gross profit contribution from mark-up and business performance solutions per worksite employee per month (“GPC per WEE per Month”). For the CEO, variable compensation was heavily weighted toward corporate performance to align his Cash Incentive Program bonus opportunity with Company-wide performance.
Each performance component is determined separately and is not dependent on the other components, except that if an executive officer’s individual performance rating is below the threshold, then that executive officer would receive no Cash Incentive Program bonus, regardless of corporate and departmental performance. Each executive officer’s Cash Incentive Program bonus is the sum of the result of each performance component.
For all executive officers, 20% of the Cash Incentive Program target was weighted toward individual performance to reflect their individual performance during the year. A departmental component was included in the Cash Incentive Program bonus of each executive officer (other than the CEO) to encourage him or her to provide effective leadership to the departments under his or her supervision, as well as to align the interests of the executive with those of the employees that he or she supervises.
Each performance component was weighted for each NEO as follows:

	Corporate Performance					Total of All Components
	Adjusted EBITDA	PWEE Growth	GPC per WEE per Month	Departmental	Individual
Chief Executive Officer and Chairman of the Board	32%	32%	16%	0%	20%	100%
Chief Financial Officer, Senior Vice President of Finance and Treasurer	20%	20%	10%	30%	20%	100%
President	24%	24%	12%	20%	20%	100%
Chief Operating Officer and Executive Vice President of Client Services	24%	24%	12%	20%	20%	100%
Executive Vice President of Sales & Marketing	24%	24%	12%	20%	20%	100%
Annual Bonus Metrics Support Strong Returns to Stockholders
The Compensation Committee has historically established a variety of annual performance goals designed to create a strong alignment between executive and stockholder interests. The Compensation Committee selects corporate performance goals that are aligned with the Company’s business strategy and objectives. When achieved, the corporate performance goals contribute to the overall success of the Company and enhance stockholder value. The Compensation Committee sets each corporate performance goal to be challenging and rigorous, requiring the attainment of predetermined achievement levels before triggering a payout to the executives.

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Annual Bonus Metric	Definition	Rationale
Adjusted EBITDA[1]
In setting our Adjusted EBITDA performance goal, the Compensation Committee chose to exclude the following items from EBITDA (earnings before interest, taxes, depreciation, and amortization), to the extent applicable:

(1) non-cash impairment charges;
(2) stock-based and incentive compensation;
(3) professional advisory fees and outside costs related to stockholder matters; and
(4) other extraordinary, unusual or infrequent items.

We have included Adjusted EBITDA as one of our corporate performance goals because we believe it is a key indicator of our overall productivity; effective management of pricing, direct costs and operating expenses; and ability to grow the business while favorably balancing profitability.

Paid Worksite Employee (PWEE) Growth
The PWEE Growth corporate component of Cash Incentive Program bonuses was determined by calculating the year-over-year growth in the number of paid worksite employees for calendar year 2017 and year-over-year growth as of January 2018 compared to January 2017, with the final payout amount being based upon the period that produced the greatest percentage payout of the target bonus. We included the number of paid worksite employees for January 2018 in the performance period to reflect the results of our annual Fall Sales Campaign and significant year-end client renewal period.

We included PWEE Growth as a component in order to focus our NEOs on growing our business. Increasing the number of paid worksite employees is a key metric for measuring the success of our sales operations and client retention efforts and is a significant driver in our overall growth and performance.

Gross Profit Contribution per WEE per Month	Gross profit from our service fee and other products and services offerings expressed on a per worksite employee per month basis.	We included this component as a corporate performance goal because the margin on our service fee and other contributing products and services is an important driver of our overall profitability.
Departmental Component	The specific departmental goals for each Named Executive Officer have been outlined in the section below labeled “Departmental Component Performance”
Departmental goals were developed by each department and were designed to encourage employees to work together to continue making business improvements and to increase efficiency, productivity and collaboration across the organization. All departmental goals were approved by the CEO.

Individual Performance
The annual performance of each Named Executive Officer is evaluated based on pre-established competencies and the achievement of specific individual performance goals. Competencies for executive officers include business ethics, continuous learning, integrity, managing customer focus, strategic thinking and visionary leadership.

Individual performance is included to further individual development and to encourage and measure the executive’s effectiveness in supporting the Company’s commitment to be an industry leader and an employer of choice.

______________________________

[1]
Adjusted EBITDA under our Cash Incentive Program differs from the definition of adjusted EBITDA we disclose as a Non-GAAP financial measure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” of our annual report on Form 10-K for the year ended December 31, 2017. Under our Cash Incentive Program, we also adjusted our Adjusted EBITDA for incentive compensation expense.

20	Insperity | 2018 Proxy Statement

2017 Performance Results
Corporate Component
The table below shows our corporate component results versus the Company’s 2017 bonus targets.

Metric	Performance Goals				Actual Results	Performance Modifier
	Threshold (50% Payout)	Target (100% Payout)	Stretch (150% Payout)	Maximum (200% Payout)
Adjusted EBITDA	$181.3 M	$190.6M	$198.65M	$206.7	$208.9[1]	200%
PWEE Growth	11.5%	12.5%	13.25%	14.0%	11.5%	50%
GPC per WSEE per Month	$174	$176	$178	$180	$176	100%
______________________________
1     Adjusted EBITDA excludes $2 million in hurricane relief expenses and a gain of $0.2 million in legal settlement proceeds.
For all of the metrics above, if actual performance exceeded threshold, but fell in between two performance levels, the performance modifier would be determined by interpolation between the applicable performance levels. Based on the Corporate Performance Modifier results, the payout percentage on the corporate component was 120%.
Departmental Component
The Departmental Performance Modifier for all executive officers can range from 0% to 150% based on the achievement of departmental goals. If departmental performance was below the threshold, the Departmental Performance Modifier would be 0%, resulting in a departmental component payout of $0. The nature of the departmental goals and objectives for each NEO was as follows:

Nature of Departmental Goals and Objectives
Chief Financial Officer, Senior Vice President of Finance and Treasurer
Effective management of operating expenses; implementation of Company real estate strategy including effective and efficient management of Company occupancy, development, budgeting and scheduling of additional corporate campus facility; timely due diligence and integration of new products and acquisitions; successful completion of internal audit projects; quality of internal controls; and successful implementation of regulatory initiatives.

President
Effective client pricing and renewal activities; effective operating expense management; successful negotiation of certain insurance policies and third party contracts; achievement of strategic business unit financial metrics; effective process and technology enhancements; and successful implementation of certain pricing initiatives.

Chief Operating Officer and Executive Vice President of Client Services	Effective client satisfaction and retention; achievement of strategic business unit initiatives and financial metrics; and successful new sales results.
Executive Vice President of Sales & Marketing	Achievement of sales lead generation metrics; successful new sales results; expansion of our sales force; and expansion in the number of sales offices.
In light of the CEO’s assessment of the other NEOs’ performance against the achievement of their departmental goals, the average Departmental Performance Modifier for the other NEOs in 2017 was 137.0%.

Insperity | 2018 Proxy Statement	21

Individual Component
The Individual Performance Modifier for all executive officers can range from 0% to 150% based on the executive officer’s individual performance rating resulting from the annual performance appraisal process, as described under “— Variable Cash Compensation — Annual Bonus Metrics Support Strong Returns to Stockholders.” Based on the NEOs’ individual performance ratings, the average Individual Performance Modifier for the NEOs was 144.0%.
2017 Cash Incentive Program Bonus Payouts
The executives received bonus payouts in the following amounts based on the weighting for each metric and performance against each objective.

Executive	Target Bonus ($)	Corporate Component Payout	Departmental Component Payout	Individual Component Payout	Bonus Payout (% of Target)	Actual Bonus Payout ($)
Chief Executive Officer and Chairman of the Board	$1,196,000	$1,139,520	n/a	$356,100	125%	$1,495,620
Chief Financial Officer, Senior Vice President of Finance and Treasurer	$414,000	$245,542	$184,157	$110,494	130%	$540,193
President	$535,000	$382,259	$132,729	$153,965	125%	$668,953
Chief Operating Officer and Executive Vice President of Client Services	$535,000	$382,259	$132,729	$159,274	126%	$674,262
Executive Vice President of Sales & Marketing	$511,000	$365,134	$150,111	$141,997	129%	$657,242
Long-Term Equity Incentive Compensation
Long-term equity incentives align the interests of our executive officers with those of our stockholders. We believe that long-term incentives enhance retention while rewarding executive officers for achieving long-term performance goals and enhancing stockholder value. Long-term equity incentive awards are made under the stockholder-approved 2012 Incentive Plan. The objectives of the 2012 Incentive Plan are to:

•	provide incentives to attract and retain persons with training, experience and ability to serve as an executive officer;
•	promote the interests of the Company by encouraging executive officers to acquire or increase their equity interest in the Company;
•	incent executive officers to achieve long-term performance goals and increase stockholder value;
•	provide a means by which executive officers may develop a sense of proprietorship and personal involvement in the development and financial success of the Company; and
•	encourage executive officers to remain with, and devote their best efforts to the business of, the Company, thereby advancing the interests of the Company and our stockholders.
The 2012 Incentive Plan generally requires all awards of time vested restricted stock be granted with a minimum vesting period of three years (with limited exceptions for death, disability or change in control), though pro-rata vesting is permissible.
Equity Awards Granted in 2017
In February 2017, the CEO presented to the Compensation Committee his recommendations for long term incentive awards for the other executive officers. His recommendations as to the amount of awards to be granted were

22	Insperity | 2018 Proxy Statement

based on a number of factors, including, the importance of each executive officer’s role in the Company’s future business operations, equity pay practices of competitor companies, annual expense to the Company of equity awards and the Company’s own past practices in granting equity awards. The Compensation Committee then determined and approved the awards for our executive officers, including the CEO, based upon the above noted factors.

Executive	Total LTI Grant Date Value	Restricted Stock			Performance Shares
		Weighting	Shares Granted	Grant Date Value[1]	Weighting	Shares Granted	Grant Date Value[2]
Chief Executive Officer and Chairman of the Board	$3,011,964	35%	22,900	$968,098	65%	42,530	$2,043,866
Chief Financial Officer, Senior Vice President of Finance and Treasurer	$769,657	55%	9,430	$398,653	45%	7,720	$371,004
President	$1,134,097	45%	11,230	$474,748	55%	13,720	$659,349
Chief Operating Officer and Executive Vice President of Client Services	$1,134,097	45%	11,230	$474,748	55%	13,720	$659,349
Executive Vice President of Sales & Marketing	$1,134,097	45%	11,230	$474,748	55%	13,720	$659,349
______________________________

[1]	The post-split fair value of restricted stock was $42.275 on the grant date.

[2]
The LTIP performance shares are comprised of an adjusted EBITDA performance metric, which represents 70% of the 2017 LTIP Awards, with a post-split fair value of $42.275 and a relative TSR performance metric, which represents 30% of the 2017 LTIP Awards, with a post-split fair value of $61.55. The grant date fair value of the 2017 LTIP Awards assuming achievement of the maximum level of performance are: Mr. Sarvadi - $4,087,732; Mr. Sharp - $742,008; Mr. Rawson - $1,318,698; Mr. Arizpe - $1,318,698; and Mr. Mincks - $1,318,698. Please read Note 10. “Incentive Plans” in our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 12, 2018 for information regarding fair value of performance awards.

Awards granted to NEOs under the 2012 Incentive Plan include a “double trigger” requirement in the case of a “change in control” of the Company as defined under the 2012 Incentive Plan. The imposition of a double trigger means that awards granted to NEOs do not immediately vest following a change in control. Under the double trigger, the conditions and/or restrictions that must be met with respect to vesting or exercisability of future awards granted to NEOs will lapse only after a “qualifying termination” within a prescribed number of months following a change in control. All outstanding equity awards held by NEOs include the double trigger requirement.
Generally, all equity grants to executive officers are approved solely by the Compensation Committee. If an award is made at a meeting of the Compensation Committee, the grant date is the meeting date or a fixed, future date specified at the time of the grant. Restricted stock and performance awards are valued in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation.
2017 Restricted Stock Awards
The restricted stock awards are all subject to a three-year ratable annual vesting schedule and all NEO grants include a “double trigger” requirement in the case of a “change in control” of the Company. Following passage of the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”), the Compensation Committee determined it was in the best interest of the Company and stockholders to accelerate the vesting of restricted stock awards for tranches of the annual grants otherwise scheduled to vest in February or March of 2018, for all employees. All other tranches of the annual restricted stock grants will continue to vest in accordance with the underlying vesting schedule.

Insperity | 2018 Proxy Statement	23

2017 Performance Share Awards
The table below outlines the metrics used in our 2017 performance share awards, or LTIP, and the rationale for each metric.

Performance Share Metric	Definition	Rationale
Adjusted EBITDA (70% weighting)
EBITDA is adjusted for non-cash impairment charges, stock-based compensation expense, professional advisory fees for stockholder matters, litigation settlements and the associated legal fees, executive severance arrangements and changes in statutory tax rates and assessments. EBITDA is also adjusted to exclude the impact of any divestitures, acquisitions or change in accounting pronouncement that occurs during the performance period.
Performance for this metric is assessed for each year within the three-year performance period.

The Compensation Committee elected to use adjusted EBITDA as a performance metric because it is a key indicator of our: (1) overall productivity; (2) effective management of pricing, direct costs and operating expenses; and (3) ability to grow the business while favorably balancing profitability.

Relative TSR (30% weighting)
RTSR will be measured over the entire 2017-2019 performance period against the performance of 21 peer companies that the Compensation Committee designated as the Company’s 2017 compensation peer group. The EBITDA portion of the 2017 LTIP Awards are subject to a three-year performance period, 2017-2019, with each year being equally weighted for one-third of the target opportunity.
The Compensation Committee elected to use RTSR as a performance metric to further align the long-term financial interests of the executive officers and the Company’s stockholders.
Recipients can earn 50% of the target number of performance shares if the threshold performance level is achieved and can earn up to 200% of the target number of performance shares if the maximum performance level is achieved. If the performance metric for a performance period falls below the threshold level, no performance shares will be credited for the performance period. If actual performance results fall between the threshold, target and maximum performance levels, the number of performance shares earned will be determined by interpolation between the applicable performance levels.
Except in the case of a qualifying termination in connection with a change in control, or a termination due to death or disability, a participant in the LTIP must be continuously employed by the Company or its subsidiaries throughout the entire three-year performance period and on the date such award is paid after the conclusion of the performance period to receive a payout of an award. The LTIP awards are payable in shares of our common stock and include dividend equivalents, payable in additional shares of our common stock, with respect to the number of performance shares actually earned pursuant to the LTIP Awards if and to the extent dividends are paid on our common stock during the performance period.
The performance objectives and payout percentages for the portion of the first year of the 2017 LTIP Awards subject to the achievement of the adjusted EBITDA performance metric was as follows:

Performance Level	2017 Adjusted EBITDA Performance Objective (in millions)	Payout Percentage
Below Threshold	Less Than $162	0%
Threshold	$162	50%
Target	$167	100%
Maximum	$175	200%

24	Insperity | 2018 Proxy Statement

For purposes of the 2017 LTIP Awards, the Compensation Committee certified adjusted EBITDA of $177.7 million for the 2017 performance period. The Compensation Committee determined the LTIP performance modifier to be 200% for the first one-third tranche of the 2017 LTIP Award attributed to adjusted EBITDA.
2016 LTIP Awards
The performance objectives and payout percentages for the portion of the second year of the 2016 LTIP Awards subject to the achievement of the adjusted EBITDA performance metric was as follows:

Performance Level	2017 Adjusted EBITDA Performance Objective (in millions)	Payout Percentage
Below Threshold	Less Than $149	0%
Threshold	$149	50%
Target	$166	100%
Maximum	$190	200%
For purposes of the 2016 LTIP Awards, the Compensation Committee certified adjusted EBITDA of $177.7 million for the 2017 performance period. The Compensation Committee determined the LTIP performance modifier to be 149.4% for the second one-third tranche of the 2016 LTIP Award attributed to adjusted EBITDA.
2015 LTIP Awards
In March 2015, the Compensation Committee granted awards under the LTIP (the “2015 LTIP Awards”) to the NEOs and certain other officers. The 2015 LTIP Awards are subject to a three-year performance period, 2015-2017, with each year being equally weighted for one-third of the target opportunity.
For the 2015 LTIP Awards, the Compensation Committee elected to use increasing levels of EBITDA, with certain pre-defined adjustments, as the performance metric, because it is a key indicator of our: (1) overall productivity; (2) effective management of pricing, direct costs and operating expenses; and (3) ability to grow the business while favorably balancing profitability. For the 2017 performance period, adjusted EBITDA for the 2015 LTIP Awards was generally subject to the same adjustments as the 2017 LTIP Awards. Adjusted EBITDA is a non-GAAP financial measure (for additional information, please see the discussion of Adjusted EBITDA under “— Long-Term Equity Incentive Compensation — Equity Award Granted in 2017”).
The 2015 LTIP Awards are payable in shares of our common stock and include dividend equivalents, payable in additional shares of our common stock, with respect to the number of performance shares actually earned pursuant to the 2015 LTIP Awards if and to the extent dividends are paid on our common stock during the performance period.
The table below outlines performance achieved for each of the three performance periods within the 2015 LTIP:

Performance Period	Adjusted EBITDA Goals			Actual Results	Vesting Percentage
	Threshold	Target	Maximum
2015	$101M	$103M	$118M	$110.0M	145.3%
2016	$106M	$118M	$136M	$141.2M	200.0%
2017	$111M	$136M	$157M	$177.7M	200.0%

Insperity | 2018 Proxy Statement	25

Based upon the vesting percentages above, the executives received payouts in the following amounts:

Executive	2015 Target # of PSUs	PSU Payout Multiplier	2015 Earned Amounts
Chief Executive Officer and Chairman of the Board	60,700	181.8%	110,333
Chief Financial Officer, Senior Vice President of Finance and Treasurer	10,600	181.8%	19,268
President	22,700	181.8%	41,262
Chief Operating Officer and Executive Vice President of Client Services	22,700	181.8%	41,262
Executive Vice President of Sales & Marketing	22,700	181.8%	41,262
Other Compensation Elements
Retirement Benefits
We do not provide pension arrangements or nonqualified defined contribution or other deferred compensation plans for our executive officers. Our executive officers are eligible to participate in the Company’s corporate 401(k) plan. Each payroll period, we contribute on behalf of each eligible participant a matching contribution equal to 100% of the first 6% of compensation contributed to the 401(k) plan by the participant (subject to applicable limitations under the Internal Revenue Code).
Supplemental Benefits, Including Management Perquisites
Executive compensation also includes supplemental benefits and a limited number of perquisites that enhance our ability to attract and retain talented executive officers. We believe that perquisites assist in the operation of business, allowing executive officers more time to focus on business objectives. Supplemental benefits and perquisites include the following: (1) an automobile for business and personal use (executive officers are taxed on their personal use); (2) a supplemental executive disability income program that provides disability income of 75% of an executive officer’s total cash compensation up to $23,333 per month; and (3) an executive wellness program.
In addition to the foregoing perquisites, our executive officers participate in the annual Chairman’s Trip. The annual Chairman’s Trip is provided for sales representatives meeting a certain sales target and the spouses of those sales representatives. We believe that our executive officers should be part of the trip to recognize these outstanding employees of the Company. We strongly encourage our executive officers to bring their spouses to further our vision of being an employer of choice and to build relationships that contribute to retention. We pay the associated income taxes related to the trip on behalf of our employees and executive officers.
Compensation Governance
Stockholder Advisory Votes
At the 2017 Annual Meeting of Stockholders, the stockholders approved, in a non-binding advisory vote, the compensation of our NEOs, with over 98% of the votes cast in favor of such compensation. The Compensation Committee values the opinions expressed by our stockholders and considered input from stockholders, including the vote outcome, when it made compensation decisions for our executive officers for fiscal year 2018.
Role of Management in Setting Compensation
The recommendations of the CEO play a significant role in the Compensation Committee’s determination of compensation matters related to the other NEOs, each of whom report directly to the CEO. On an annual basis, the CEO makes recommendations to the Compensation Committee regarding such components as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards. In making his recommendations, the CEO reviews the performance of each of the other NEOs based upon the core competencies of business ethics, continuous learning, integrity, managing customer focus, strategic thinking and visionary leadership, market data for similar positions and other factors deemed relevant in reviewing each executive officer’s performance. The Compensation Committee

26	Insperity | 2018 Proxy Statement

takes the CEO’s recommendation under advisement, but makes all final decisions regarding each NEO’s compensation. The CEO does not make a recommendation with respect to his own compensation. The CEO typically attends Compensation Committee meetings, but he is excused from any meeting when the Compensation Committee deems it advisable to meet in executive session or when the Compensation Committee meets to discuss items that would impact the CEO’s compensation. The CEO’s compensation is reviewed and discussed by the Compensation Committee and his performance is evaluated at least annually. The Compensation Committee makes all final compensation decisions for each of our NEOs, including the CEO.
Role of the Compensation Committee in Setting Compensation
The Compensation Committee is responsible for designing, implementing and administering our executive compensation programs and, in doing so, the Compensation Committee is guided by the compensation philosophy stated above. The Compensation Committee reviews and approves total compensation for our NEOs through a comprehensive process that includes:

•	selecting and engaging an external, independent consultant;
•	reviewing and selecting companies to be included in our peer group;
•	reviewing market data on all major elements of executive compensation;
•	reviewing alignment of executive compensation and incentive goals with stockholder value; and
•	reviewing performance results against corporate, departmental and individual goals.
A complete listing of our Compensation Committee’s responsibilities is included in the Compensation Committee’s charter, which is available for review on our corporate website at www.insperity.com in the Corporate Governance section under the Investor Relations tab.
Role of the Compensation Consultants in the Compensation Process
The Compensation Committee’s charter provides that it has the sole authority to retain and terminate any compensation consultant to assist in maintaining compensation practices in alignment with our compensation goals. The Compensation Committee believes that outside consultants are an efficient way to keep current on executive compensation trends and stay abreast of competitive compensation practices. In 2017, the Compensation Committee engaged FW Cook to replace its former outside consultant. FW Cook had not been previously retained by the Compensation Committee or the Company, and has not received any remuneration from the Company, directly or indirectly, other than for advisory services rendered to, or at the direction of, the Compensation Committee or the Board. The Compensation Committee has reviewed FW Cook’s independence and determined that FW Cook is an independent advisor with no conflicts of interest with us (as determined under Rule 10C-1(b)(4)(i) of the Exchange Act).
Assessing External Market Compensation Practices
At the direction of the Compensation Committee, we periodically conduct an executive compensation study that compares each executive officer’s compensation to market data for similar positions. While the Compensation Committee does not target our executive officers’ pay to any particular level (such as a target percentile) of comparative market data contained in executive compensation studies, such data help to inform and influence pay decisions and are considered by the Compensation Committee in meeting our compensation program objectives as described above.
Selecting a peer group to benchmark compensation for our executives presents certain challenges, including the limited number of publicly-traded PEOs and the Company’s unique business model. As one of the largest PEO service providers in the United States, our direct PEO service competitors include TriNet Group, Inc., a national PEO, and the PEO divisions of Automatic Data Processing, Inc. and Paychex, Inc., which are significantly larger business service companies. The delivery of our PEO services and our other business performance solutions requires a variety of professional services, human resources, information technology services and software. These areas represent important components of our overall service offerings, and we compete for talent with many companies offering similar services or products. Our peer group includes a number of these companies. Consistent with our historical position, we do not view traditional staffing companies as competitors for business or talent and have not included such companies in our compensation peer group. We do not provide leased employees or staffing employees to clients, and in 2010 incurred significant expense and undertook significant re-branding efforts to change our name to Insperity in part to avoid any confusion with traditional staffing companies.

Insperity | 2018 Proxy Statement	27

The selection process for the Compensation Peer Group took into account multiple factors, including: industry (with an emphasis on outsourced human resources services, including our PEO competitors), comparable revenue range, comparable market capitalization, comparable business complexity and risk, and the extent to which each company may compete with Insperity for executive talent. For 2017, the Compensation Peer Group included the following companies:

	Company Name	Company Ticker
Providers of PEO Services	Automatic Data Processing, Inc.	ADP
	Paychex, Inc.	PAYX
	TriNet Group, Inc.	TNET
IT Services and Software	Convergys Corporation	CVG
	DST Systems, Inc.	DST
	Genpact Limited	G
	Hackett Group, Inc.	HCKT
	MoneyGram International, Inc.	MGI
	Unisys Corporation	UIS
	Web.com Group, Inc.	WEB
Professional Services	CEB Inc.[1]	CEB
	CBIZ, Inc.	CBZ
	The Dun & Bradstreet Corporation	DNB
	FTI Consulting, Inc.	FCN
	GP Strategies Corporation	GPX
	Heidrick & Struggles International, Inc.	HSII
	Korn/Ferry International	KFY
	Navigant Consulting, Inc.	NCI
	Resources Connection, Inc.	RECN
	WageWorks, Inc.	WAGE
	Willis Towers Watson PLC	WLTW
______________________________
1     CEB, Inc. was acquired on April 6, 2017 by Gartner, Inc.
In addition to the results of the compensation Study, internal factors are also an important consideration when determining each executive officer’s compensation. These factors include:

•	the executive officer’s performance review conducted by either the Compensation Committee (for the CEO) or the CEO (for all other executive officers);
•	the CEO’s recommendations regarding the other executive officers;
•	the executive officer’s tenure with the Company, industry experience and ability to influence stockholder value; and
•	the importance of the executive officer’s position to the Company in relation to the other executive officer positions within the Company.
Stock Ownership Guidelines
To further align the interests of the CEO and non-employee directors with those of our stockholders, the Board has adopted stock ownership guidelines for the Company. The stock ownership guidelines provide that the CEO is required to own three times his annual base salary in our common stock and all non-employee directors are required to own three times their annual cash retainer in our common stock. Stock ownership includes direct stock ownership but does not include unvested stock awards or unexercised stock options. The Company annually monitors and calculates the stock ownership level of each individual, and each individual has five years to meet the applicable ownership requirements. The CEO is in compliance and each non-employee director is in compliance or is expected to be in compliance within the applicable time period.

28	Insperity | 2018 Proxy Statement

Employment Agreements, Post-Employment and Change in Control Compensation
Our executive officers are employed at will and none have an employment agreement. We do not provide the executive officers with any kind of contractual severance. Equity awards granted to executive officers do not automatically accelerate upon a change in control. Rather such awards contain a “double trigger” requiring a qualifying termination within a prescribed number of months following the change in control in order to accelerate vesting. All outstanding equity awards held by our NEOs are subject to the double trigger requirement.
Incentive Compensation Recoupment Policy (“Clawback Policy”)
In February 2014, the Board adopted a recoupment policy for incentive compensation paid to executive officers and other employees. The Clawback Policy authorizes the Company to recover excess incentive compensation paid to an executive officer who engaged in, or was aware of and failed to report, fraud or misconduct which results in a restatement of our financial statements. Incentive compensation paid under the Cash Incentive Program and LTIP is subject to the Clawback Policy.
Risk Assessment
The Company conducted an assessment of our compensation programs and practices for its employees and determined that there are no risks arising from such compensation programs and practices that are reasonably likely to have a material adverse effect on the Company. In arriving at this determination, some of the key risk mitigators included independent review by departments not participating in the compensation program, internal audit review, maintenance of a whistleblower line, and external auditor review.
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its principal executive officer or any of its three other most highly compensated executive officers employed as of the end of the year (other than the principal executive officer or the principal financial officer). This limitation does not apply to compensation that is paid only if the executive officer’s performance meets pre-established objective goals based on performance criteria approved by stockholders. We strive to take action, where possible and considered appropriate, to preserve the deductibility of compensation paid to our executive officers. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of the Company and our stockholders. Subject to the requirements of Section 162(m), we generally will be entitled to take tax deductions relating to compensation that is performance-based, which may include cash incentives, stock options and other performance-based awards.
Under the 2017 Tax Act, effective for our taxable year beginning January 1, 2018, the exception under Section 162(m) for performance-based compensation will no longer be available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017.  In addition, the covered employees will be expanded to include our CFO, and once one of our NEOs is considered a covered employee, the NEO will remain a covered employee so long as he or she receives compensation from us.  Given the lack of regulatory guidance to date, the Compensation Committee is not yet able to determine the full impact of the 2017 Tax Act changes to Section 162(m) on the Company and our compensation programs.

Insperity | 2018 Proxy Statement	29

Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
The foregoing report is provided by the following directors, who are members of the Compensation Committee:
COMPENSATION COMMITTEE
Timothy T. Clifford, Chairperson
Carol R. Kaufman
Norman R. Sorensen
Compensation Committee Interlocks and Insider Participation
During 2017, among our current directors, Mr. Clifford, Ms. Kaufman and Mr. Sorensen served on the Compensation Committee. None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

30	Insperity | 2018 Proxy Statement

SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation paid or earned by the CEO, chief financial officer and each of the three other most highly compensated executive officers of the Company for services rendered in all capacities to the Company during 2017, 2016 and 2015. We have not entered into any employment agreements with any of our NEOs.
The compensation plans under which the grants in the following tables were made are generally described in the Compensation Discussion and Analysis section, and include the Cash Incentive Program and the 2012 Incentive Plan, which provide for, among other things, restricted stock grants and LTIP performance awards.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]	Total ($)
Paul J. Sarvadi, Chief Executive Officer and Chairman of the Board	2017	920,000	3,011,964	1,495,620	51,533	5,479,117
	2016	884,000	2,953,612	1,369,078	33,231	5,239,921
	2015	850,000	2,653,896	1,657,500	240,522	5,401,918
Douglas S. Sharp, Chief Financial Officer, Senior Vice President of Finance and Treasurer	2017	460,000	769,657	540,193	64,140	1,833,990
	2016	432,480	728,985	411,422	56,250	1,629,137
	2015	408,000	692,160	455,705	78,204	1,634,069
Richard G. Rawson, President	2017	535,000	1,134,097	668,953	63,679	2,401,729
	2016	513,760	1,111,588	570,304	63,653	2,259,305
	2015	494,000	1,320,840	678,188	109,064	2,602,092
A. Steve Arizpe, Chief Operating Officer and Executive Vice President of Client Services	2017	535,000	1,134,097	674,262	68,096	2,411,455
	2016	513,760	1,111,588	567,249	62,239	2,254,836
	2015	494,000	1,320,840	672,282	113,514	2,600,636
Jay E. Mincks, Executive Vice President of Sales & Marketing	2017	511,000	1,134,097	657,242	62,510	2,364,849
	2016	490,880	1,111,588	549,771	65,808	2,218,047
	2015	472,000	1,320,840	615,902	81,965	2,490,707
______________________________

[1]
The amounts in this column represent the aggregate grant date fair value of awards granted in the year indicated and includes time-vested restricted stock and the 2015 LTIP Awards, the 2016 LTIP Awards and the 2017 LTIP Awards. The grant value of the 2015 LTIP Awards, the 2016 Awards and the 2017 Awards are shown at target. Actual awards may range from 0% to 200% of the target number of phantom shares if the maximum performance level is achieved. The grant date fair value of the 2015 LTIP Awards assuming achievement of the maximum level of performance are: Mr. Sarvadi - $3,204,960; Mr. Sharp - $559,680; Mr. Rawson - $1,198,560; Mr. Arizpe - $1,198,560; and Mr. Mincks - $1,198,560. The grant date fair value of the 2016 LTIP Awards assuming achievement of the maximum level of performance are: Mr. Sarvadi - $4,298,014; Mr. Sharp - $778,124; Mr. Rawson - $1,404,881; Mr. Arizpe - $1,404,881; and Mr. Mincks - $1,404,881. The grant date fair value of the 2017 LTIP Awards assuming achievement of the maximum level of performance are: Mr. Sarvadi - $4,087,732; Mr. Sharp - $742,008; Mr. Rawson - $1,318,698; Mr. Arizpe - $1,318,698; and Mr. Mincks - $1,318,698. For additional information, refer to Note 10, “Incentive Plans,” in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 12, 2018. See the Grants of Plan-Based Awards Table for information on awards made in 2017. These amounts do not necessarily correspond to the actual value that will be realized by the NEO.

[2]
Represents variable cash compensation earned and awarded by the Compensation Committee under the Cash Incentive Program. A description of the Cash Incentive Program is included in “Elements of Compensation — Variable Cash Compensation” in the Compensation Discussion and Analysis, and the determination of performance-based bonuses for fiscal year 2017 is contained in “2017 Executive Compensation Decisions — Cash Incentive Program Target Bonus Percentage” of the Compensation Discussion and Analysis.

[3]
All other compensation in 2017 includes the following: Company-provided automobiles; 401(k) matching contributions; premiums for executive disability insurance; occasional use of Company-owned property; costs associated with the Chairman’s Trip and other travel and associated federal income taxes. Certain of the aforementioned items involved no incremental cost to the Company. The federal income taxes associated with the Chairman’s Trip and other travel paid by the Company on behalf of the executives during 2017 for the NEOs totaled $11,016 each. The 401(k) matching contributions made by the Company during 2017 for the NEOs totaled $16,200 each.

Insperity | 2018 Proxy Statement	31

GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information about equity and non-equity awards granted to our NEOs in 2017:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Possible Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock and Option Awards ($)[4]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul J. Sarvadi	N/A	598,000	1,196,000	2,272,400	—	—	—	—	—
	2/15/2017	—	—	—	—	—	—	22,900	968,098
	2/15/2017	—	—	—	21,265	42,530	85,060	—	2,043,866
Douglas S. Sharp	N/A	207,000	414,000	724,500	—	—	—	—	—
	2/15/2017	—	—	—	—	—	—	9,430	398,653
	2/15/2017	—	—	—	3,860	7,720	15,440	—	371,004
Richard G. Rawson	N/A	267,500	535,000	963,000	—	—	—	—	—
	2/15/2017	—	—	—	—	—	—	11,230	474,748
	2/15/2017	—	—	—	6,860	13,720	27,440	—	659,349
A. Steve Arizpe	N/A	267,500	535,000	963,000	—	—	—	—	—
	2/15/2017	—	—	—	—	—	—	11,230	474,748
	2/15/2017				6,860	13,720	27,440	—	659,349
Jay E. Mincks	N/A	255,500	511,000	919,800	—	—	—	—	—
	2/15/2017	—	—	—	—	—	—	11,230	474,748
	2/15/2017	—	—	—	6,860	13,720	27,440	—	659,349
__________________________________

[1]
These amounts represent the threshold, target and maximum amounts payable to each executive under the Cash Incentive Program for 2017. If the threshold is not achieved, the payout is zero. The amounts earned by our NEOs under the Cash Incentive Program in 2017 are reflected in the Summary Compensation Table.

[2]	These amounts represent the threshold, target and maximum amount of shares payable to each executive under the LTIP.

[3]	These amounts represent the number of shares of restricted stock granted to each executive under the 2012 Incentive Plan during 2017.

[4]
These amounts represent the aggregate grant date fair value of restricted stock and phantom stock granted to each executive during 2017. For restricted stock, fair value is calculated using the closing price of our common stock on the NYSE on the date of grant. The grant value of the 2017 LTIP Awards is shown at target. Actual 2017 LTIP Awards may range from 0% to 200% of the target number of phantom shares if below threshold level is not achieved or the maximum performance level is achieved. The grant date fair value of the 2017 LTIP Awards assuming achievement of the maximum level of performance are: Mr. Sarvadi - $4,087,732; Mr. Sharp - $742,008; Mr. Rawson - $1,318,698; Mr. Arizpe - $1,318,698; and Mr. Mincks - $1,318,698. For the relevant assumptions used to determine the valuation of our stock awards, refer to Note 10, “Incentive Plans,” in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 12, 2018. The terms of the restricted stock awards provide for three-year vesting and the payment of dividends on all unvested shares. The 2017 LTIP Awards are payable in shares of our common stock and include dividend equivalents, payable in additional shares of our common stock, with respect to the number of phantom shares actually earned pursuant to the 2017 LTIP Awards if and to the extent dividends are paid on our common stock during the performance period.

32	Insperity | 2018 Proxy Statement

OUTSTANDING EQUITY AWARDS TABLE AT 2017 FISCAL YEAR END

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[5]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]
Paul J. Sarvadi	—	—	—	25,652	[2]	1,471,142	249,183	14,290,645
Douglas S. Sharp	—	—	—	10,676	[3]	612,269	44,403	2,546,512
Richard G. Rawson	—	—	—	12,768	[4]	732,245	86,635	4,968,517
A. Steve Arizpe	—	—	—	12,768	[4]	732,245	86,635	4,968,517
Jay E. Mincks	—	—	—	12,768	[4]	732,245	86,635	4,968,517
____________________________________________

[1]	Based on the closing price of $57.35 of our common stock on the NYSE on December 31, 2017.

[2]
Includes time-vested restricted stock. Stock awards are scheduled to vest as follows provided the officer continues to be employed by us on the applicable vesting date: 10,384 on March 29, 2019; 7,634 on February 15, 2019 and 7,634 on February 15, 2020.

[3]
Includes time-vested restricted stock. Stock awards are scheduled to vest as follows provided the officer continues to be employed by us on the applicable vesting date: 4,388 on March 29, 2019; 3,144 on February 15, 2019 and 3,144 on February 15, 2020.

[4]
Includes time-vested restricted stock. Stock awards are scheduled to vest as follows provided the officer continues to be employed by us on the applicable vesting date: 5,280 on March 29, 2019; 3,744 on February 15, 2019 and 3,744 on February 15, 2020.

[5]
Includes LTIP awards scheduled to vest (assuming target results for performance periods not yet complete and actual results for performance periods completed) and includes an estimate of dividend equivalents for the dividends declared since the date of grant. These awards will vest provided the officer continues to be employed by us on the applicable vesting date.

OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Paul J. Sarvadi	—	—	82,266	3,947,581
Douglas S. Sharp	—	—	31,916	1,540,800
Richard G. Rawson	—	—	48,970	2,341,707
A. Steve Arizpe	—	—	48,970	2,341,707
Jay E. Mincks	—	—	48,970	2,341,707
______________________________________

[1]	Represents the value of the shares on the vesting date based on the last reported closing price of our common stock on the NYSE immediately preceding the vesting date.

Insperity | 2018 Proxy Statement	33

SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS TABLE
The following table sets forth information about our common stock that was available for issuance under all of our existing equity compensation plans as of December 31, 2017:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance
Plan Category	(# in thousands)		($)		(# in thousands)
Equity compensation plans approved by security holders[1]	1,087	[2]	$15.30	[3]	4,105 [4]
Equity compensation plan not approved by security holders	—		—		—
Total	1,087		$15.30		4,105
______________________________

[1]
The 2001 Incentive Plan, the 2012 Incentive Plan and the Insperity, Inc. 2008 Employee Stock Purchase Plan (the “ESPP”) have been approved by our stockholders. The ESPP is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code.

[2]
Includes 15,626 shares subject to issuance under outstanding options plus 1,071,616 shares subject to issuance under the LTIP as of December 31, 2017 assuming maximum results for performance periods not yet complete and actual results for completed performance periods and associated dividend equivalents.

[3]	Weighted average exercise price does not take into account shares to be issued under the LTIP.

[4]
This includes 1,223,378 shares available under the ESPP and 2,881,839 shares available under the 2012 Incentive Plan. As of March 19, 2018, 1,216,968 shares and 2,557,636 shares (assuming maximum results for performance periods not yet complete and actual results for performance periods completed) were available for issuance under the ESPP and the 2012 Incentive Plan, respectively. The securities remaining available for issuance under the 2012 Incentive Plan may be issued in the form of stock options, performance awards, stock awards (including restricted stock), phantom stock awards, stock appreciation rights, and other stock-based awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We have no employment agreements or severance policies in place for our executive officers. There are no unvested outstanding stock options and none have been granted to our executive officers since 2004. All awards granted to named executive officers include a “double trigger” requirement in the case of a change in control of the Company as defined under the 2012 Incentive Plan. Effective with awards granted in 2016, we amended the terms of award agreements to provide that future awards granted to any recipient under the 2012 Incentive Plan will include a double trigger requirement in the case of a change in control of the Company as defined under the 2012 Incentive Plan. The imposition of the double trigger means that awards subject to the double trigger requirement will not immediately vest following a change in control (see “–Compensation Discussion and Analysis” for additional information). All outstanding awards to NEOs are subject to a double trigger requirement and all awards under the LTIP are also subject to a double trigger requirement.
Our Incentive Plans provide for immediate vesting (at least in part) of restricted stock upon termination due to disability or death, provided the holder has been in continuous employment since the award date, or for awards granted prior to March 2016, upon a change in control, for employees who are not NEOs. Unvested shares of restricted stock are forfeited upon termination for any reason other than disability or death. The number of shares and market value of the restricted stock that would automatically vest for each NEO upon termination due to death or disability, or for a qualifying termination following a change in control, based on the closing price of our common stock on December 31, 2017, is set forth in the Outstanding Equity Awards Table at 2017 Fiscal Year End, under the captions “Number of Shares or Units of Stock That Have Not Vested” and “Market Value of Shares or Units of Stock That Have Not Vested.”
CEO PAY RATIO
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Sarvadi, the CEO, to the annual total compensation of our median employee.

34	Insperity | 2018 Proxy Statement

As of December 31, 2017:

•	The annual total compensation of our median corporate employee was $78,002; and

•	The annual total compensation of the CEO, as reported in the Summary Compensation Table, was $5,479,117.
Based on this information, the ratio for 2017 of the annual total compensation for the CEO to the total annual compensation of our median employee was 70 to 1.
In order to determine this ratio, we first identified one of our employees as the median employee. We identified our median employee based on total annualized compensation paid during 2017 to all of our corporate employees, other than the CEO, who were employed by us on December 31, 2017. No cost of living adjustments were utilized in the compensation calculation. We did not include worksite employees in our calculations because our clients, who are unaffiliated third parties, determine the compensation of worksite employees.
After identifying the median employee, we calculated the annual total compensation of that employee using the same methodology used to calculate the compensation of our named executive officers in the Summary Compensation Table.
This ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules for identifying the median employee and determining the ratio. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio presented above may not be comparable to the pay ratio reported by other companies.

Insperity | 2018 Proxy Statement	35

DIRECTOR COMPENSATION
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. Our non-employee directors were compensated for 2017 as shown in the table below and are also reimbursed for reasonable expenses incurred in serving as a director. All compensation, except for reimbursement of actual expenses, can be taken in cash or our common stock, at the director’s option. Directors who are our employees receive no additional compensation for serving on the Board.

	Board	Compensation Committee		Finance, Risk Management and Audit Committee		Nominating and Corporate Governance Committee		Lead Independent Director
Annual Retainers	$61,000	$10,000		$15,000		$5,000	[1]	$20,000	[1]
Annual Committee Chair Fees	N/A	$15,000	[1]	$25,000	[1]	$10,000		None
____________________________________________

[1]
Prior to April 1, 2017, the annual retainer for the Lead Independent Director was $9,000, the annual committee chair fee for the Finance, Risk Management and Audit Committee was $21,000, the annual committee chair fee for the Compensation Committee was $12,000, and there was no annual retainer for the Nominating and Corporate Governance Committee.

Prior to the adoption of the amended and restated Director’s Compensation Plan in April 2017, which is discussed below, each person who was initially appointed or elected as a director received an initial director award comprised of a grant of restricted shares of our common stock on the date of election or appointment with an aggregate fair market value, determined based on the closing price of our common stock on the date prior to the date of grant, of $75,000, rounded up to the next higher whole share amount in the case of a fractional share amount, and such restricted common stock vested as to one-third of the shares on each anniversary of its grant date. If a director terminates his or her service as a member of the Board, his or her unvested portion of such restricted stock award, if any, shall terminate immediately on such termination date, unless such termination of service is due to death or disability, in which event the unvested portion of such restricted stock award shall become 100% vested on such termination date.
In addition, on the date of each Annual Meeting of Stockholders, each non-employee director receives an annual director award of unrestricted shares of our common stock with an aggregate fair market value of $90,000 determined based on the closing price of our common stock on the date prior to the date of grant. The awards are rounded up to the next higher whole share amount in the case of a fractional share amount.
After consulting with Meridian and after considering market trends, the Compensation Committee recommended, and effective April 1, 2017, the Board approved amending and restating the Company’s Directors Compensation Plan to replace the initial time vested restricted stock award for newly appointed or elected non-employee directors with a pro-rata portion of the annual director award. In addition, as further described in the footnote to the table above, the Board also established an annual retainer for members of the Nominating and Corporate Governance Committee, increased the annual committee chair fees for the Finance, Risk Management and Audit Committee and Compensation Committee, increased the annual retainer for the Lead Independent Director and increased the value of the annual director award from $90,000 to $105,000. These adjustments were intended to bring the compensation of our directors more in-line with the market for comparable companies.

36	Insperity | 2018 Proxy Statement

DIRECTORS’ COMPENSATION TABLE
The table below summarizes the compensation paid by us to our non-employee directors during the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[4]	Option Awards ($)	All Other Compensation ($)	Total ($)
Michael W. Brown[1]	64,250	—	—	—	64,250
Timothy T. Clifford	69,666	105,018	—	—	174,684
Peter A. Feld[2]	41,833	—	—	—	41,833
Carol R. Kaufman	75,583	105,018	—	—	180,601
Ellen H. Masterson	—	78,625	—	—	78,625
Michelle McKenna-Doyle[3]	76,750	105,018	—	—	181,768
Randall Mehl	—	62,328	—	—	62,328
John M. Morphy	76,000	105,018	—	—	181,018
Norman R. Sorensen	76,833	105,018	—	—	181,851
Austin P. Young	116,833	105,018	—	—	221,851
_________________________

[1]	Mr. Brown retired from the Board on June 16, 2017.

[2]	Mr. Feld resigned from the Board on May 9, 2017.

[3]	Ms. McKenna-Doyle resigned from the Board on August 22, 2017.

[4]
Represents the dollar amount recognized for financial statement reporting purposes with respect to 2017 for the fair value of stock awards made to directors during 2017, based on the closing price of our common stock on the date of grant. In the case of annual and initial director equity awards that do not contain vesting or other restrictions, Insperity recognizes the entire fair value for financial statement reporting purposes in the year that the grant is made. In the case of initial director equity awards that contain vesting restrictions, we recognize the fair value for financial statement reporting purposes over the vesting period.

Insperity | 2018 Proxy Statement	37

REPORT OF THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
The Finance, Risk Management and Audit Committee has been appointed by the Board to assist the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes, and audits of the financial statements of the Company. We operate under a written charter adopted by the Board and reviewed annually by us. We have furnished the following report for 2017.
We have reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2017, with management and the independent auditor. We discussed with the independent auditor the matters required to be discussed by the standards adopted or referenced by the Public Company Accounting Oversight Board (“PCAOB”) and SEC, Communications with Audit Committees, as currently in effect.
We received from the independent auditor the written disclosures and letter required by the PCAOB regarding the independent auditor’s communications with us concerning independence, as currently in effect, and we discussed with the independent auditor its independence. We also considered the compatibility of the provision of non-audit services with the independent auditor’s independence.
Based on our reviews and discussions referred to above, we recommended that the Board include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.
THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
Austin P. Young, Chairperson
Ellen H. Masterson
Randall Mehl
John M. Morphy

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of our common stock with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such forms that they file.
In 2017, the initial Form 3 of Mr. Mehl omitted certain shares beneficially owned by him, which was corrected in an amendment. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all other Section 16(a) reports with respect to the year ended December 31, 2017, applicable to its officers, directors and greater than 10% beneficial owners were timely filed.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Finance, Risk Management and Audit Committee has adopted a statement of policy and procedures with respect to related party transactions covering the review, approval or ratification of transactions involving the Company and “Related Parties” (generally, directors and executive officers and their immediate family members and 5% stockholders). The policy currently covers transactions in which the Company and any Related Party are participants and in which the Related Party has a material interest, other than transactions involving an amount equal to or less than $50,000 (individually or when aggregated with all similar transactions) and not involving non-employee directors. The policy generally requires that such transactions be approved by the Finance, Risk Management and Audit Committee in advance of the consummation or material amendment of the transaction. Under the policy, prior to entering into a related party transaction, full disclosure of all of the facts and circumstances relating to the transaction must be made to the Finance, Risk Management and Audit Committee, which will approve such transaction only if it is in, or is not inconsistent with, the best interests of the Company and our stockholders. In the event a transaction is not identified as a related party transaction in advance, it will be submitted promptly to the Finance, Risk Management and Audit Committee or the chairperson thereof, and such committee or chairperson, as the case may be, will evaluate the transaction and evaluate all options, including but not limited to ratification, amendment or termination of the transaction.
A significant component of our marketing strategy is the title sponsorship of the Insperity InvitationalTM golf tournament, a Champions PGA tour event held annually in The Woodlands, Texas, a suburb of Houston. Consistent with

38	Insperity | 2018 Proxy Statement

other PGA golf tournaments, the Insperity Invitational golf tournament benefits and is managed by a non-profit organization, Greater Houston Golf Charities (“GHGC”). In connection with our sponsorship, Mr. Jay E. Mincks, Executive Vice President of Sales and Marketing, serves as chairman of GHGC, a non-compensatory position. During 2017, the Company paid GHGC $2.3 million in sponsorship and tournament related expenses, as well as an additional $1.7 million in other event sponsorships and charitable contributions.
We provide PEO-related services to certain entities that are owned by, or have board members that are, Related Parties. These Related Parties include Mr. Richard G. Rawson and Mr. Paul J. Sarvadi or members of their families. The PEO service fees paid by such entities are within the pricing range of other unrelated clients of ours. During 2017, such client companies paid the Company the following service fees, which are presented net of the associated payroll costs:

Related Party	Net Service Fees	/	(Payroll Costs)
Mr. Rawson (four client companies)	$598,995		$(2,160,045)
Mr. Sarvadi (four client companies)	$470,701		$(900,723)
We made charitable contributions to non-profit organizations for which certain Related Parties serve as members of their board of directors. These Related Parties include Messrs. Sarvadi, Rawson and Mincks. During 2017, certain corporate employees were family members of certain Related Parties. Total salaries, commissions and incentive compensation paid during 2017 to family members of Messrs. Sarvadi, Rawson and Arizpe were $80,528 (one corporate employee), $1,000 (one corporate employee) and $464,219 (three corporate employees), respectively.
In the ordinary course of business, we occasionally charter private aircraft from a third-party air charter company for business travel, which also leases and operates an aircraft owned by Mr. Sarvadi. Pursuant to a corporate policy that became effective in September 2016, when we charter the aircraft owned by Mr. Sarvadi, we pay the estimated third-party incremental costs associated with that usage, which is less than the standard rate charged to third parties who charter Mr. Sarvadi’s aircraft. During 2017, we paid a total of $181,000 in connection with our usage of Mr. Sarvadi’s aircraft.

Insperity | 2018 Proxy Statement	39

PROPOSAL NUMBER 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to make a non-binding recommendation on the compensation of our NEOs. This proposal, commonly referred to as “say-on-pay”, provides stockholders an opportunity to provide an overall assessment of the compensation of our NEOs rather than focus on any specific item of compensation. The advisory vote is a non-binding vote on the compensation of our NEOs, which is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Although the results of the vote on this proposal are not binding on the Board, the Board and Compensation Committee value stockholders’ opinions and will take the results into account when determining the future compensation of our NEOs. At the 2017 Annual Meeting of Stockholders, a substantial majority of the votes, over 98%, were cast in favor of our NEO compensation.
As set forth in the “Compensation Discussion and Analysis” section of this proxy statement, our Compensation Committee structured the compensation of our NEOs to emphasize our pay-for-performance philosophy. Our compensation program is designed to attract and retain key executives responsible for our success and to provide motivation for both achieving short-term business goals and enhancing long-term stockholder value. Please read the “Compensation Discussion and Analysis” section for additional details.
We have embedded features in our overall compensation programs which are aligned with the objectives of our business and designed to strengthen the link between the interests of our executive officers and those of our stockholders. Following is a summary of compensation practices that we have adopted and a list of pay practices that we avoid.
What Insperity has:

✓	Stock ownership guidelines requiring the CEO to hold shares equal to three times base salary and requiring non-employee directors to hold shares equal to three times the annual cash retainer
✓	Clawback policy for incentive compensation paid to any employee, including NEOs and other executive officers
✓	Minimum vesting period of three years for grants of restricted stock, stock options and phantom shares
✓	Double trigger requirement for early vesting of NEO equity awards in the event of a change in control
✓	Hedging policy prohibiting employees and directors from engaging in hedging transactions involving shares of our common stock
✓	Pledging policy prohibits employees and directors from engaging in pledging transactions involving shares of our common stock that would be considered significant by the Board
✓	A lead independent director
✓	Compensation Committee composed entirely of outside, independent directors
✓	Independent compensation consultant hired by and reporting directly to the Compensation Committee
What Insperity does not have:

✗	Employment agreements with NEOs or other executive officers
✗	Executive pension or other similar retirement or supplemental benefits
✗	Single trigger change in control agreements for NEOs
✗	Tax gross-ups in the event of a change in control
✗	Medical coverage for retirees
✗	Excessive benefits and perquisites

40	Insperity | 2018 Proxy Statement

Stockholders are being asked to vote on the following resolution:
“RESOLVED, that the compensation paid to Insperity’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
The Board recommends that stockholders indicate their support by selecting “For” when voting on our executive compensation program. While the results of the advisory vote are non-binding, the Board and Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
At the 2017 Annual Meeting of Stockholders, our stockholders recommended, by advisory vote, a one-year frequency of future advisory votes on executive compensation. In accordance with these results, we intend to hold this vote annually until the next required advisory vote on the frequency of stockholder votes on the compensation of named executive officers, which we expect to hold no later than our 2023 Annual Meeting of Stockholders.

The Board recommends that you select “For” the adoption of the resolution approving the compensation of the Company’s NEOs. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

Insperity | 2018 Proxy Statement	41

PROPOSAL NUMBER 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Finance, Risk Management and Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2018. If our stockholders do not ratify the appointment of Ernst & Young, then the Finance, Risk Management and Audit Committee will reconsider the appointment and may or may not consider the appointment of another independent registered public accounting firm for the Company for 2018 or future years. Ernst & Young has served as our independent registered public accounting firm since 1991. Representatives of Ernst & Young are expected to be present at the 2018 Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.
Fees of Ernst & Young
Ernst & Young’s fees for professional services totaled $1,249,030 in 2017 and $1,214,020 in 2016. During 2017 and 2016, Ernst & Young’s fees for professional services included the following:

•
Audit Fees — fees for audit services, which relate to the consolidated audit, internal control audit in compliance with Sarbanes-Oxley Section 404, quarterly reviews, subsidiary audits and related matters, were $1,005,180 in 2017 and $975,600 in 2016.

•
Audit-Related Fees — fees for audit-related services, which consisted primarily of the SOC 1 Report, the retirement plan audits, and quarterly agreed-upon procedures, were $241,350 in 2017 and $235,920 in 2016.

•Tax Fees — there were no fees for tax services in 2017 or in 2016.

•	All Other Fees — there were fees of $2,500 in 2017 and $2,500 in 2016, which were annual subscription fees for Insperity’s use of Ernst and Young’s online research databases and other research tools.
The Finance, Risk Management and Audit Committee reviewed the non-audit services provided to us by Ernst & Young and considered whether the provision of such services was compatible with Ernst & Young maintaining its independence.
Finance, Risk Management and Audit Committee Pre-Approval Policy for Audit and Non-Audit Services
The Finance, Risk Management and Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent auditor. Unless a service proposed to be provided by the independent auditors has been pre-approved by the Finance, Risk Management and Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Finance, Risk Management and Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent auditor is required to provide detailed back-up documentation concerning the specific services to be provided.
The Finance, Risk Management and Audit Committee may delegate pre-approval authority to one or more of its members, including a subcommittee of the Finance, Risk Management and Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Finance, Risk Management and Audit Committee at its next scheduled meeting. The Finance, Risk Management and Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.
None of the services related to the Audit-Related Fees or Other Fees described above was approved by the Finance, Risk Management and Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

42	Insperity | 2018 Proxy Statement

Required Affirmative Vote
If the votes cast in person or by proxy at the 2018 Annual Meeting of Stockholders in favor of this proposal exceed the votes cast opposing the proposal, the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2018, will be ratified. If the appointment of Ernst & Young is not ratified, the Finance, Risk Management and Audit Committee will reconsider the appointment.

The Board and the Finance, Risk Management and Audit Committee recommend that stockholders vote “For” the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Insperity | 2018 Proxy Statement	43

PROPOSAL NUMBER 4:
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
The Board has approved and declared advisable, and is recommending to the stockholders for approval at the Annual Meeting, an amendment and restatement of our Certificate of Incorporation, as amended, to increase the number of shares of the Company’s authorized capital stock. Article FOURTH of our Certificate of Incorporation, as amended, currently authorizes 60,000,000 shares of Common Stock, par value $0.01 per share, as well as 20,000,000 shares of Preferred Stock, par value $0.01 per share. The proposed amendment would increase the authorized Common Stock to 120,000,000 shares of Common Stock. The authorized shares of Preferred Stock would remain 20,000,000. The proposed amendment to Article FOURTH of the Certificate of Incorporation would replace the first sentence of the Article with the following:
“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 140,000,000, of which 20,000,000 shares shall be Preferred Stock, par value $0.01 per share, and 120,000,000 shares shall be Common Stock, par value $0.01 per share”
Also, our Certificate of Incorporation is being amended to correct minor typographical errors and to remove outdated references that no longer or do not apply. If adopted by the stockholders, these amendments to our Certificate of Incorporation would become effective upon filing of an Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Appendix A.
The additional shares of Common Stock authorized by the proposed amendment, if and when issued, would have the same rights and privileges as the shares of Common Stock currently authorized. The Common Stock has no preemptive rights to purchase Common Stock or other securities. In addition, under Delaware law, the Company’s stockholders are not entitled to dissenters’ or appraisal rights in connection with the proposed increase in the number of shares of Common Stock authorized for issuance.
We issued 27,744,687 shares of Common Stock in connection with our December 2017 two-for-one stock split. At March 19, 2018, 42,003,543 shares of Common Stock were issued and outstanding, 13,485,831 shares of Common Stock were held in treasury and 1,157,849 were reserved for issuance under the Company’s equity incentive plans. As a result, only approximately 2,557,636 million shares are available for issuance for future purposes. As a result, the Board deems it advisable to increase our authorized Common Stock. The additional Common Stock to be authorized would be available for possible stock dividends or splits, future financing and acquisition transactions, employee benefit plans and other corporate purposes. Having such shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a stockholders’ meeting. The additional shares of Common Stock would be available for issuance without further action by the stockholders unless such action is required by applicable law or the rules of any stock exchange on which the Common Stock may be listed. The New York Stock Exchange, on which the Common Stock is listed, currently requires stockholder approval as a prerequisite to listing shares in certain instances, including in connection with certain issuances of shares that could result in an increase in the number of shares of common stock outstanding of at least 20%.
We have no present arrangements, commitments, understandings or pending negotiations for the issuance of additional shares of newly authorized Common Stock.
We have not proposed the increase in the authorized number of shares of Common Stock with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company. We are not aware of any pending or threatened efforts to acquire control of the Company.
Approval of the proposal to amend and restate our Certificate of Incorporation to increase the number of authorized shares of Common Stock requires the affirmative vote of a majority of the shares outstanding on the record date and entitled to vote. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Because shares represented by abstentions or broker non-votes are considered outstanding, abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

44	Insperity | 2018 Proxy Statement

The Board recommends that the stockholders vote “For” the proposal to approve the amendment and restatement of our Certificate of Incorporation, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

ADDITIONAL INFORMATION
Delivery of Proxy Statement
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers and our transfer agent with account holders who are Insperity stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker and direct your written request to Insperity, Inc., Attention: Investor Relations Administrator, 19001 Crescent Springs Drive, Kingwood, Texas 77339, or contact the Investor Relations Administrator at 1-844-677-8332. We will promptly deliver a separate copy to you upon request.
Stockholder Proposals and Director Nominations for 2018 Annual Meeting of Stockholders
In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2018 Annual Meeting of Stockholders, we must have received notice between the dates of February 16, 2018, and March 18, 2018 in accordance with our Bylaws. We received no such notice, and no stockholder director nominations or proposals will be presented at the 2018 Annual Meeting of Stockholders.
Stockholder Proposals for Inclusion in Our 2019 Proxy Statement
Any proposal of a stockholder intended to be considered for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on December 24, 2018 and otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with our Bylaws. If we change the date of the 2019 Annual Meeting of Stockholders by more than 30 days from the anniversary date of the 2018 meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2019 Annual Meeting of Stockholders. Our Bylaws also contain additional requirements, which are described in the next section.
Stockholder Director Nominations and Proposals for 2019 Annual Meeting of Stockholders
Our Bylaws require timely advance written notice of stockholder nominations of director candidates and stockholder proposals. Notice of stockholder nominations or proposals will be considered timely for the 2019 Annual Meeting of Stockholders if we receive it not earlier than the close of business on January 23, 2019, and not later than the close of business on February 22, 2019. However, if the date of the 2019 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary date of the 2018 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered or received not earlier than the close of business on the 120th day nor later than the close of business on the later of (1) the 90th day prior to the date of such Annual Meeting of Stockholders or (2) if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which notice of such meeting was mailed to stockholders or the day on which such public disclosure was made.
For director nominations, our Bylaws also require that such written notice set forth: (1) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; and (2) as to such stockholder: (a) the name and address, as they appear on the Company’s books, of such stockholder; (b) the class and number of shares of our common stock that are beneficially owned by such stockholder; and (c) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such

Insperity | 2018 Proxy Statement	45

stockholder. Stockholders are also advised to review our Bylaws regarding the requirements for submitting director nominations.
In addition, for stockholder proposals, our Bylaws require that the written notice set forth as to each matter such stockholder proposes to bring before the Annual Meeting of Stockholders: (1) a brief description of the business desired to be brought before the Annual Meeting of Stockholders; (2) the reasons for conducting such business at the Annual Meeting of Stockholders; (3) the name and address, as they appear on the Company’s books, of such stockholder; (4) the class and number of shares of our common stock that is beneficially owned by such stockholder; and (5) any material interest of such stockholder in such business. Stockholders are also advised to review our Bylaws regarding the requirements for submitting proposals.

46	Insperity | 2018 Proxy Statement

FINANCIAL INFORMATION
A copy of the Company’s annual report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Investor Relations Administrator, Insperity, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.
By Order of the Board of Directors
Daniel D. Herink
Senior Vice President of Legal,
General Counsel and Secretary
April 19, 2018
Kingwood, Texas

Insperity | 2018 Proxy Statement	47

APPENDIX A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INSPERITY, INC.

Insperity, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
The Corporation was originally incorporated under the name of Administaff of Delaware, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 9, 1995. The Corporation further certifies that this Amended and Restated Certificate of Incorporation restates and integrates, and further amends, the provisions of the Corporation’s Certificate of Incorporation, as heretofore amended or supplemented, and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
The Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is: Insperity, Inc.
SECOND: The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington 19808, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 140,000,000, of which 20,000,000 shares shall be Preferred Stock, par value $0.01 per share, and 120,000,000 shares shall be Common Stock, par value $0.01 per share.
A.    Preferred Stock. (1) The Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (herein called the “Directors’ Resolution”). The Directors’ Resolution as to any series shall (a) designate the series, (b) fix the dividend rate, if any, of such series, the payment dates for dividends on shares of such series and the date or dates, or the method of determining the date or dates, if any, from which dividends on shares of such series shall be cumulative, (c) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (d) state the price or prices or rate or rates, and adjustments, if any, at which, the time or times and the terms and conditions upon which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder or holders of shares of such series or upon the occurrence of a specified event, and state whether such shares may be redeemed for cash, property or rights, including securities of the Corporation or another entity; and such Directors’ Resolution may (i) limit the number of shares of such series that may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, provided that each share shall not have more than one vote per share, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of

48	Insperity | 2018 Proxy Statement

stock or other securities of the Corporation, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors, to the extent not inconsistent with this Article FOURTH and to the full extent now or hereafter permitted by the laws of the State of Delaware.
(2)    Except as by law expressly provided, or except as may be provided in any Directors’ Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders of the Corporation.
(3)    Preferred Stock that is redeemed, purchased or retired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors’ Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.
B.    Common Stock. All shares of the Common Stock of the Corporation shall be identical and except as otherwise required by law or as otherwise provided in the Directors’ Resolution or Resolutions, if any, adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.
FIFTH: The number of directors constituting the Board of Directors shall be fixed as specified in the Bylaws of the Corporation, but shall not be less than three or more than 15. The directors shall be divided into three classes, designated Class I, Class II and Class III. The initial term for directors in Class I shall expire at the annual meeting of stockholders to be held in 1996; the initial term for directors in Class II shall expire at the annual meeting of stockholders to be held in 1997; and the initial term for directors in Class III shall expire at the annual meeting of stockholders to be held in 1998. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.
At the expiration of the initial term of each class of directors, and of each succeeding term of each class, each class of directors shall be elected to serve until the annual meeting of stockholders held three years from such expiration and until their successors are elected and qualified or until their earlier death, resignation, removal or retirement. Any increase or decrease in the number of directors constituting the Board shall be apportioned among the classes so as to maintain the number of directors in each class as near as possible to one-third the whole number of directors as so adjusted. Any director elected or appointed to fill a vacancy shall hold office for the remaining term of the class to which such directorship is assigned. No decrease in the number of directors constituting the Corporation’s Board of Directors shall shorten the term of any incumbent director. Any vacancy in the Board of Directors, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, shall be filled by the majority vote of the remaining directors. The Bylaws may contain any provision regarding classification of the Corporation’s directors not inconsistent with the terms hereof.
A director of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at an election of directors, subject to further restrictions on removal, not inconsistent with this Article FIFTH, as may be contained in the Bylaws.
Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.
SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
A.    The Board of Directors is authorized to alter, amend or repeal the Bylaws or adopt new Bylaws of the Corporation. The stockholders shall not repeal or change the Bylaws of the Corporation unless such repeal or change is approved by the affirmative vote of the holders of not less than 66 2/3 % of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this paragraph A as a single class.
B.    Election of directors need not be by written ballot unless the Bylaws so provide.

Insperity | 2018 Proxy Statement	49

C.    In addition to the powers herein or by statute expressly conferred upon the Corporation’s directors, the Corporation’s directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.
D.    No action shall be taken by the stockholders except at an annual or special meeting with prior notice and a vote. No action shall be taken by the stockholders by written consent.
SEVENTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
EIGHTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the “Rights”) entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:
A.    The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights.
B.    Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation.
C.    Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation’s securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.
D.    Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void.
E.    Provisions that permit the Corporation to redeem the Rights.
F.    The appointment of a Rights Agent with respect to the Rights.
NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any facts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.
TENTH: The provisions set forth in this Article TENTH and Articles FIFTH, SIXTH, EIGHTH and NINTH hereof may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than 66 2/3 percent of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article TENTH as a single class The voting requirements contained in this Article TENTH and in Article SIXTH hereof shall be in addition to voting

50	Insperity | 2018 Proxy Statement

requirements imposed by law, other provisions of this Certificate of Incorporation or any designation of preferences in favor of certain classes or series of shares of capital stock of the Corporation.
ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Insperity | 2018 Proxy Statement	51

Insperity

**IMPORTANT ANNUAL MEETING INFORMATION**

## Electronic Voting Instructions

### Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 22, 2018.**

### Vote by Internet

- Go to **www.investorvote.com/NSP**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free **1-800-652-VOTE (8683)** within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

### A Proposals — The Board of Directors recommends a vote FOR all Nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

| | For | Against | Abstain |
|---|---|---|---|
| 01 - Carol R. Kaufman (Class II) | ☐ | ☐ | ☐ |
| 02 - Paul J. Sarvadi (Class II) | ☐ | ☐ | ☐ |

+

| | For | Against | Abstain |
|---|---|---|---|
| 2. Advisory vote to approve the Company's executive compensation ("say on pay") | ☐ | ☐ | ☐ |
| 3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018 | ☐ | ☐ | ☐ |
| 4. An amendment and restatement of the Company's certificate of incorporation to increase the authorized shares of common stock | ☐ | ☐ | ☐ |

### B Non-Voting Items

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

### C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X +

02T2RA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Insperity®

## Proxy — Insperity, Inc.

The undersigned hereby appoints Douglas S. Sharp and Daniel D. Herink, or either of them, as the lawful agents and proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Insperity, Inc. held of record by the undersigned on April 3, 2018 at the Annual Meeting of Stockholders of Insperity, Inc., to be held at the Company's Corporate Headquarters, Centre I in the Auditorium, located at 19001 Crescent Springs Drive, Kingwood, Texas on May 23, 2018 at 3:00 p.m. (Houston, Texas time), or any reconvened meeting after an adjournment thereof.

It is understood that when properly executed, the proxy will be voted in the manner directed herein by the undersigned Stockholder.
**Where no choice is specified by the stockholder, the proxy will be voted "FOR" the election of directors and FOR proposals 2, 3 and 4 and in the discretion of the persons named herein on all other matters that may properly come before the annual meeting.**

**To vote in accordance with the Board of Directors' recommendations, just sign and date; no boxes need to be checked.**

(Continued and to be marked, dated and signed, on the other side.)